Exhibit 10.1

Execution Copy

CREDIT AGREEMENT

among

M/I FINANCIAL CORP.,
as the Borrower,

The Lenders Party Hereto,

and

THE HUNTINGTON NATIONAL BANK
as Administrative Agent

____________________________

April 29, 2009

Page

ARTICLE I GENERAL TERMS

Section 1.1	Certain Definitions
Section 1.2	Exhibits and Schedules
Section 1.3	Calculations and Determinations

ARTICLE II AMOUNT AND TERMS OF LOANS

Section 2.1	Commitment and Loans
Section 2.2	Promissory Notes; Interest on the Notes
Section 2.3	Notice and Manner of Obtaining Loans
Section 2.4	Fees.
Section 2.5	Mandatory Repayments
Section 2.6	Payments to the Administrative Agent
Section 2.7	Notification by the Administrative Agent
Section 2.8	Non-Receipt of Funds by the Administrative Agent.
Section 2.9	Increased Cost and Reduced Return.
Section 2.10	Settlement Account

ARTICLE III CONDITIONS PRECEDEN

Section 3.1	Initial Loan
Section 3.2	All Loans

ARTICLE IV BORROWER REPRESENTATIONS AND WARRANTIES

Section 4.1	Organization and Good Standing
Section 4.2	Authorization and Power
Section 4.3	No Conflicts or Consents
Section 4.4	Enforceable Obligations
Section 4.5	Priority of Liens
Section 4.6	No Liens
Section 4.7	Financial Condition of the Borrower
Section 4.8	Full Disclosure
Section 4.9	No Default
Section 4.10	No Litigation
Section 4.11	Taxes.
Section 4.12	Principal Office, etc
Section 4.13	Compliance with ERISA
Section 4.14	Subsidiaries
Section 4.15	Indebtedness
Section 4.16	Permits, Patents, Trademarks, etc.
Section 4.17	Status Under Certain Federal Statutes
Section 4.18	Securities Act
Section 4.19	No Approvals Required
Section 4.20	Survival of Representations
Section 4.21	Compliance with Laws

Page
Section 4.22	Payment of Obligations
Section 4.23	Individual Mortgage Loans
Section 4.24	Environmental Matters
Section 4.25	Status as Approved Seller/Servicer
Section 4.26	Regulation U

ARTICLE V AFFIRMATIVE COVENANTS

Section 5.1	Financial Statements and Reports.
Section 5.2	Taxes and Other Liens
Section 5.3	Maintenance
Section 5.4	Further Assurances
Section 5.5	Reimbursement of Expenses
Section 5.6	Insurance
Section 5.7	Accounts and Records: Servicing Records
Section 5.8	Right of Inspection
Section 5.9	Notice of Certain Events
Section 5.10	Performance of Certain Obligations and Information Regarding Investors
Section 5.11	Use of Proceeds: Margin Stock
Section 5.12	Notice of Default
Section 5.13	Compliance with Loan Documents
Section 5.14	Operations and Properties
Section 5.15	Environmental Matters.
Section 5.16	MERS Status.
Section 5.17	Hedging Arrangements

ARTICLE VI NEGATIVE COVENANTS

Section 6.1	No Merger; Limitation on Issuance of Securities
Section 6.2	Limitation on Indebtedness
Section 6.3	Fiscal Year, Method of Accounting
Section 6.4	Business
Section 6.5	Liquidations, Consolidations and Dispositions of Substantial Assets
Section 6.6	Loans, Advances, and Investments
Section 6.7	Use of Proceeds
Section 6.8	Actions with Respect to Mortgage Collateral
Section 6.9	Transactions with Affiliates
Section 6.10	Liens
Section 6.11	ERISA Plans
Section 6.12	Change of Principal Office
Section 6.13	Tangible Net Worth
Section 6.14	Minimum Interest Coverage
Section 6.15	Adjusted Tangible Net Worth

Page
Section 6.16	Restricted Payments
Section 6.17	Primary Operating Accounts
Section 6.18	Servicing

ARTICLE VII EVENTS OF DEFAULT

Section 7.1	Nature of Event
Section 7.2	Default Remedies
Section 7.3	Application of Proceeds
Section 7.4	Preservation of Rights

ARTICLE VIII INDEMNIFICATION

Section 8.1	Indemnification
Section 8.2	Limitation of Liability

ARTICLE IX THE ADMINISTRATIVE AGENT

Section 9.1	Appointment
Section 9.2	Delegation of Duties
Section 9.3	Exculpatory Provisions
Section 9.4	Reliance by Agent
Section 9.5	Notice of Default
Section 9.6	Non-Reliance on Administrative Agent and Other Lenders
Section 9.7	Indemnification
Section 9.8	Agent in Its Individual Capacity
Section 9.9	Successor Administrative Agent
Section 9.10	Administrative Agent’s Discretionary Authority

ARTICLE X TAXES AND YIELD PROTECTION

Section 10.1	Taxes.
Section 10.2	Increased Costs.
Section 10.3	Mitigation Obligations; Replacement of Lenders.
Section 10.4	Survival

ARTICLE XI MISCELLANEOUS

Section 11.1	Notices
Section 11.2	Amendments, Etc
Section 11.3	CHOICE OF LAW; VENUE
Section 11.4	Invalidity
Section 11.5	Survival of Agreements
Section 11.6	Renewal, Extension, or Rearrangement
Section 11.7	Waivers
Section 11.8	Cumulative Rights
Section 11.9	Limitation on Interest
Section 11.10	Bank Accounts; Offset
Section 11.11	Assignments.

Page
Section 11.12	Exhibits
Section 11.13	Titles of Articles, Sections and Subsections
Section 11.14	Counterparts; Fax
Section 11.15	Termination; Limited Survival
Section 11.16	Joint and Several Liability
Section 11.17	Disclosures
Section 11.18	Time is of the Essence
Section 11.19	USA Patriot Act Notice
Section 11.20	Electronic Transactions
Section 11.21	No Reliance
Section 11.22	WAIVER OF JURY TRIAL
Section 11.23	CONSEQUENTIAL DAMAGES
Section 11.24	ENTIRE AGREEMENT

(continued)

SCHEDULES

Schedule 1.1                                Commitments and Commitment Percentages

Schedule 1.2                                Approved Investors

Schedule 4.14                              Subsidiaries

Schedule 6.2                                Related Person Indebtedness

EXHIBITS

Exhibit A                      Form of Note

Exhibit B                      Form of Borrowing Request

Exhibit C                      Certificate Accompanying Financial Statement

Exhibit D                      Borrowing Base Certificate

Exhibit E                      Form of Security Agreement

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is made and entered into as of April 29, 2009 (the “Effective Date”), among M/I FINANCIAL CORP., an Ohio corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and THE HUNTINGTON NATIONAL BANK, as Administrative Agent.

The Borrower has requested that the Lenders provide a credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

GENERAL TERMS

Section 1.1                      Certain Definitions

.  As used in this Agreement, the following terms have the following meanings:

“Act” has the meaning specified in Section 11.19.

“Adjusted Floating LIBOR” means, for any day, the rate per annum equal to the sum of (i) the greater of (A) the Floating LIBOR for such day or (B) one and one-quarter percent (1.25%) plus (ii) the Applicable Floating LIBOR Margin, provided that Adjusted Floating LIBOR shall never exceed the Maximum Rate.

“Adjusted Tangible Net Worth” means, as of any date, the Tangible Net Worth of the Borrower minus the sum of (i) the outstanding amount of Intercompany Loans and (ii) Investments of the Borrower in Subsidiaries that are not Guarantors.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereof.

“Affiliate” means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

“Aged Loan” means an Eligible Mortgage Loan which has been included in the Borrowing Base for more than thirty (30) days but less than or equal to ninety (90) days.

“Aggregate Commitments” means the Commitments of all Lenders, which amount shall not exceed (a) from and including the Effective Date through and including December 19, 2009, $20,000,000, (b) from and including December 20 of each calendar year this Agreement is in full force and effect through and including January 19 of the immediately succeeding calendar year,  $30,000,000, and (c) from and including January 20 of each calendar year this Agreement is in full force and effect, through and including December 19 of such calendar year, $20,000,000.

“Agreement” means this Credit Agreement, as the same may from time to time be amended, supplemented, or restated.

“Agreement to Pledge” means each agreement by the Borrower set forth in a Borrowing Request for Wet Loans, to deliver Required Mortgage Documents to the Administrative Agent.

“Applicable Advance Rate Percentage” means, for each Mortgage Loan classification listed below, the percentage listed opposite such Mortgage Loan classification:

Prime Loan (Dry Loan)	75%
Prime Loan (Wet Loan)	75%
Second Lien/HELOC Loan (Dry Loan)	75%
Second Lien/HELOC Loan (Wet Loan)	75%
Jumbo Loan (Dry Loan)	75%
Jumbo Loan (Wet Loan)	75%

“Applicable Floating LIBOR Margin” means four percent (4.00%) per annum.

“Applicable Sublimit” means, for each Mortgage Loan classification listed below, the percentage of the Aggregate Commitments listed opposite such Mortgage Loan classification:

Wet Loans	35%
Prime Loans	100%
Second Lien/HELOC Loans	5%
Jumbo Loans	10%
provided, however, that in the last five (5) and first five (5) Business Days of every calendar month the Applicable Sublimit for Wet Loans shall be fifty percent (50%) of the Aggregate Commitments.

“Appraised Value” means, for any Mortgage Loan, the current appraised value of the real property secured by the Mortgage as determined by an appraisal performed in full compliance with FNMA/FHLMC appraisal requirements and on an appraisal form approved by FNMA or FHLMC, and performed by a state licensed or state-certified real estate appraiser (in accordance with the provisions of Title XI of FIRREA).

“Assignee” has the meaning specified in Section 11.10.

“Borrower” shall have the meaning assigned to such term in the preamble hereof.

“Borrowing” means a borrowing of a new Loan.

“Borrowing Base” means, at any date, all Eligible Mortgage Loans that have been delivered to and held by the Administrative Agent or otherwise identified as Mortgage Collateral with an undertaking to so deliver.

“Borrowing Base Certificate” means a certificate describing the Eligible Mortgage Loans to be included in the Borrowing Base in the form of Exhibit D or other form acceptable to the Administrative Agent.

“Borrowing Request” means a request, in the form of Exhibit B, for a Loan pursuant to Article II.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks are open for business to the public in Columbus, Ohio.  Any Business Day in any way relating to Floating LIBOR must also be a day on which, in the judgment of the Administrative Agent, significant transactions in dollars are carried out in the interbank Eurocurrency market.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States government, or any agency or instrumentality thereof, which mature within ninety (90) days from the date of acquisition, and (b) time deposits and certificates of deposit, which mature within ninety (90) days from the date of acquisition, of Lender or any other domestic commercial bank having capital and surplus in excess of $200,000,000, which has, or the holding company of which has, a commercial paper rating of at least A-1 or the equivalent thereof by Standard & Poors (a division of the McGraw-Hill Companies) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, or treaty, (b) any change in any law, rule, regulation, or treaty or in the administration, interpretation, or application thereof by any Governmental Authority, or (c) the making or issuance of any guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means (i) the Parent ceases to own one hundred percent (100%) of the voting power of the voting stock of the Borrower, or (ii) the occurrence of any of the following: (a) any Person or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of the Parent equal to at least fifty percent (50%); or (b) as of any date a majority of the board of Directors of the Parent consists of individuals who were not either (i) directors of the Parent as of the corresponding date of the previous year, (ii) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (b)(i) above or (iii) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (b)(i) above and individuals described in clause (b)(ii) above.

“CLTV” means, as to any Mortgage Loan, the ratio expressed as a percentage determined by dividing (i) the total amount owing and outstanding on all loans secured by the residential real property and improvements serving as collateral for the Mortgage Loan, by (ii) the Appraised Value of the residential real property and improvements serving as collateral for the Mortgage Loan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning given to it in the Security Agreement.

“Collateral Value of the Borrowing Base” means, on any day, the sum of the Unit Collateral Values of all Eligible Mortgage Loans included in the Borrowing Base on such day as determined by the Administrative Agent based on information then available to the Administrative Agent.

“Commitment” means, as to each Lender, the obligation of such Lender to make Loans to the Borrower pursuant to Section 2.1 hereof, in an aggregate principal amount at any one time outstanding not to exceed the amount opposite such Lender’s name on Schedule 1.1 hereto, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Percentage” means, for each Lender as of any date, the percentage of the Aggregate Commitments represented by such Lender’s Commitment, as it may be amended from time to time, which initially shall be set forth on Schedule 1.1.

“Conforming Loan” means a Mortgage Loan which (a) receives one of the following responses from Fannie Mae Desktop Underwriter: (i) Approve/Eligible, (ii) Approve/Ineligible, (iii) Refer/Eligible, or (iv) EA-I,-II,-III/Eligible, or (b) receives one of the following responses from Freddie Mac Loan Prospector: (i) Accept/Accept, or (ii) A-Minus.  Mortgage Loans receiving a “Refer/Eligible” response must be accompanied by the Investor’s approval to the exception.  Mortgage Loans receiving approval under the “Expanded Approval” (“EA”) criteria or “A-Minus” criteria are permitted only if the Borrower provides the Administrative Agent with a copy of the Fannie Mae or Freddie Mac contract that allows delivery by the Borrower for this loan type.  Mortgage Loans receiving an “Approve/Ineligible” response are permitted only if the Borrower represents and warrants to the Administrative Agent that the Borrower possesses an agency waiver with respect to such Mortgage Loan, thereby making such Mortgage Loan agency eligible.

“Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries.  References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

“Control Agreement” means each control agreement, in form and substance satisfactory to the Administrative Agent, executed and delivered by the Borrower, the Administrative Agent, and the applicable depositary bank.

“Debtor Laws” means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar Laws, from time to time in effect, affecting the rights of creditors generally and general principles of equity.

“Default” means any of the events specified in Section 7.1 hereof, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

“Default Rate” means, at the time in question, with respect to all Obligations, the sum of (i) six percent (6%) per annum, plus (ii) the per annum interest rate otherwise payable in respect of the Obligations; provided that, in no event shall the Default Rate ever exceed the Maximum Rate.

“Dividends,” in respect of any corporation, means: (a) cash distributions or any other distributions on, or in respect of, any class of equity security of such corporation, except for distributions made solely in shares of securities of the same class; and (b) any and all funds, cash, or other payments made in respect of the redemption, repurchase, or acquisition of such securities.

“Drawdown Termination Date” means the earlier of May 15, 2010, or such earlier day on which the Note first becomes due and payable in full.

“Dry Loan” means an Eligible Mortgage Loan included in the Borrowing Base and for which the Required Mortgage Documents have been delivered to the Administrative Agent.

“EBIT” means, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with GAAP, of (i) Net Income, plus (ii) accrued Interest Expense to the extent deducted in computing Net Income, plus (iii) charges against income for foreign, federal, state, and local taxes to the extent deducted in computing Net Income.

“Effective Date” shall have the meaning assigned to such term in the preamble hereof.

“Eligible Mortgage Loan” means a Mortgage Loan with respect to which each of the following statements is accurate and complete (and the Borrower by including such Mortgage Loan in any computation of the Collateral Value of the Borrowing Base shall be deemed to so represent and warrant to the Administrative Agent and the Lenders at and as of the date of such computation):

(a)           Such Mortgage Loan is a binding and valid obligation of the Obligor thereon, in full force and effect and enforceable in accordance with its terms, except as enforceability may be limited by Debtor Laws;

(b)           The Mortgage Note evidencing such Mortgage Loan is genuine in all respects as appearing on its face and as represented in the books and records of the Borrower, and all information set forth therein is true and correct;

(c)           Such Mortgage Loan is free of any default (other than as permitted by subparagraph (d) below) of any party thereto (including the Borrower), counterclaims,

offsets, and defenses, including the defense of usury, and from any rescission, cancellation, or avoidance, and all right thereof, whether by operation of law or otherwise;

(d)           No payment under such Mortgage Loan is more than thirty (30) days past due of the payment due date set forth in the underlying Mortgage Note and Mortgage;

(e)           The Mortgage Note evidencing such Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect not expressed in writing therein, and is free of concessions or understandings with the Obligor thereon of any kind not expressed in writing therein;

(f)           Such Mortgage Loan is in all respects in accordance with all Requirements of Law applicable thereto, including, without limitation, the federal Consumer Credit Protection Act and the regulations promulgated thereunder and all applicable usury Laws and restrictions, and all notices, disclosures, and other statements or information required by Law or regulation to be given, and any other act required by Law or regulation to be performed, in connection with such Mortgage Loan have been given and performed as required;

(g)           All advance payments and other deposits on such Mortgage Loan have been paid in cash, and no part of said sums has been loaned, directly or indirectly, by the Borrower to the Obligor, and, other than as disclosed to Lender in writing, there have been no prepayments;

(h)           Such Mortgage Loan will be free and clear of all Liens, except Permitted Liens;

(i)           The Property covered by such Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of such Mortgage Loan with the Borrower named as a loss payee thereon;

(j)           Such Mortgage Loan is secured by a first Mortgage, or in the case of any Second Lien/HELOC Loan, a second Mortgage, on Single Family property;

(k)           The date of origination of such Mortgage Loan is not more than thirty (30) days prior to the date such Mortgage Loan was first included in the Borrowing Base;

(l)           Such Mortgage Loan has not been included in the Borrowing Base for more than ninety (90) days;

(m)           If such Mortgage Loan is included in the Borrowing Base and has been withdrawn from the possession of the Administrative Agent on terms and subject to conditions set forth in the Security Agreement:

(i)           If such Mortgage Loan was withdrawn by the Borrower for purposes of correcting clerical or other non-substantive documentation problems, the promissory note and other documents relating to such Mortgage Loan are returned to the Administrative Agent within ten (10) Business Days from the date of withdrawal; and the Unit Collateral Value of such Mortgage Loan when added to the Unit Collateral Value of other Mortgage Loans that have been similarly released to the Borrower and have not been returned does not exceed ten percent (10%) of the Aggregate Commitments;

(ii)           If such Mortgage Loan was shipped by the Administrative Agent directly to a permanent Investor for purchase or to a custodian for the formation of a pool, (x) such Investor or custodian is in full compliance with the terms of the bailee letter under which such Mortgage Loan was shipped, and (y) the full purchase price for such Mortgage Loan has been received by the Administrative Agent (or such Mortgage Loan has been returned to the Administrative Agent) within forty-five (45) calendar days from the date of shipment by the Administrative Agent;

(n)           Such Mortgage Loan is subject to (i) a Take-Out Commitment which is in full force and effect or (ii) a Hedging Arrangement;

(o)           Such Mortgage Loan conforms to and satisfies the requirements for one of the following Mortgage Loan classifications and has been designated by the Borrower as one (1) and only one (1) of the following: (i) Prime Loan, (ii) Jumbo Loan, or (iii) Second Lien/HELOC Loan; provided that, within each Mortgage Loan classification listed above, the Unit Collateral Value of such Mortgage Loan when added to the Unit Collateral Value of all other Mortgage Loans in the same Mortgage Loan classification does not exceed the Applicable Sublimit for such Mortgage Loan classification;

(p)           The Required Mortgage Documents have been delivered to the Administrative Agent prior to the inclusion of such Mortgage Loan in any computation of the Borrowing Base or, if such items have not been delivered to the Administrative Agent on or prior to the date such Mortgage Loan is first included in any computation of the Borrowing Base, (a) the Borrower has pledged and agreed to deliver all Required Mortgage Documents pursuant to a Borrowing Request delivered to the Administrative Agent prior to such inclusion, and (b) the Unit Collateral Value of such Mortgage Loan when added to the Unit Collateral Value of all other Mortgage Loans for which the Administrative Agent has not received the Required Mortgage Documents does not exceed the Applicable Sublimit for Wet Loans, provided that, all Required Mortgage Documents with respect to such Mortgage Loan shall be delivered to the Administrative Agent within three (3) Business Days after the date of the Agreement to Pledge with respect thereto;

(q)           The Property covered by such Mortgage Loan is located within the fifty United States;

(r)           Such Mortgage Loan has been underwritten by the originator thereof in accordance with such originator’s then current underwriting guidelines; and

(s)           The representations and warranties made by the Borrower in Section 4.23 with respect to each Mortgage Note and Mortgage Loan are true and correct.

“Environmental Laws” means any and all Laws relating to (a) the protection of the environment, (b) emissions, discharges, or releases of pollutants, contaminants, chemicals, or hazardous or toxic substances or wastes into the environment including ambient air, surface water, ground water, or land, or (c) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with the regulations from time to time promulgated with respect thereto.

“ERISA Affiliate” means all members of the group of corporations and trades or businesses (whether or not incorporated) which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“ERISA Plan” means any pension benefit plan subject to Title IV of ERISA or Section 412 of the Code maintained or contributed to by the Borrower or any ERISA Affiliate with respect to which the Borrower has a fixed or contingent liability.

“E-Sign Act” means the Electronic Signatures in Global and National Commerce Act, as amended from time to time.

“Event of Default” means any of the events specified in Section 7.1 hereof, provided that, any requirement in connection with such event for the giving of notice or the lapse of time, or the happening of any further condition, event, or act has been satisfied.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.3(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 10.1(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 10.1(a).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal

Reserve Bank on the Business Day next succeeding such day; provided that, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to The Huntington National Bank on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain letter agreement, dated as of the Effective Date, between the Borrower and the Administrative Agent.

“FHA” means the Federal Housing Administration or any successor thereto.

“FHA Loan” means a Mortgage Loan insured by the FHA.

“FHLMC” or “Freddie Mac” means the Federal Home Loan Mortgage Corporation, or any successor thereto.

“Financing Lease” means (i) any lease of Property if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (ii) any other lease obligations that are capitalized on a balance sheet of the lessee.

“FIRREA” means the Financial Institutions Reform Recovery and Enforcement Act of 1989, as amended from time to time, together with the regulations from time to time promulgated with respect thereto.

“Fiscal Quarter” means each period of three (3) calendar months ending March 31, June 30, September 30, and December 31 of each year.

“Fiscal Year” means each period of twelve (12) calendar months ending December 31 of each year.

“Floating LIBOR” means, for any day with respect to any Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate obtained by dividing (i) the actual or estimated per annum rate, or the arithmetic mean of the per annum rates, of interest for deposits in U.S. dollars for one (1) month, as determined by the Administrative Agent in its good faith discretion based upon information which appears on page LIBOR01, captioned British Bankers Assoc. Interest Settlement Rates, of the Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying London interbank offered rates, or if such service ceases to be available or ceases to be used by the Administrative Agent, such other reasonably comparable money rate service as the Administrative Agent may select) or upon information obtained from any other reasonable procedure, as of two (2) Business Days prior to the commencement of such interest period applicable to such Loan; by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal), if any, of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on each date LIBOR is determined by the Board of Governors of the Federal

Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) maintained by a member bank of such system, or any other regulations of any Governmental Authority having jurisdiction with respect thereto, all as conclusively determined by the Administrative Agent.  Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, LIBOR shall change automatically without notice to any Related Party immediately on the first day of each Interest Period, with any change thereto effective as of the opening of business on the day of any change.

“FNMA” or “Fannie Mae” means the Federal National Mortgage Association, or any successor thereto.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Full Documentation Mortgage Loan” means a Mortgage Loan supported by all of the customary documentation required to underwrite the Mortgage Loan, including, without limitation, the following: (i) Verification of Income (“VOI”), (ii) Verification of Assets (“VOA”), and (iii) Verification of Employment (“VOE”).

“Funding Account” means the non-interest bearing demand checking account established by the Borrower with The Huntington National Bank and subject to a Control Agreement in favor of the Administrative Agent to be used for (a) the initial deposit of proceeds of Loans; and (b) the funding or purchase of a Mortgage Note by the Borrower; provided that, the Borrower shall not be entitled to withdraw funds from the Funding Account.

“GAAP” means those generally accepted accounting principles and practices that are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of the Borrower and its consolidated subsidiaries, are applied for all periods after the Effective Date in a manner consistent with the manner in which such principles and practices were applied to the financial statements described in Section 4.7.  If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to the Borrower or the Parent may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to the Administrative Agent and the Administrative Agent agrees to such change insofar as it affects the accounting of the Borrower.

“Governmental Authority” means any nation or government, any agency, department, state, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other direction or requirement (including, without limitation, any of the foregoing that relate to environmental standards or controls, energy regulations, and occupational, safety, and health standards or controls) of any arbitrator, court, or other Governmental Authority, which exercises jurisdiction over any Related Person or any of its Property.

“Guarantor” means the Parent and any other Person which becomes obligated to the Administrative Agent or the Lenders in respect of the Loans or other Obligations under any Loan Document; provided, however, the guaranty agreement evidencing the Guaranty Obligation of the Parent shall be limited to $15,000,000 pursuant to the terms of such guaranty agreement.

“Guaranty Obligation” of any Person means any contract, agreement, or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness, lease, dividends, or other obligations (the “Primary Obligations”) of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, contingently or absolutely, in whole or in part, including without limitation agreements:

(a)           to purchase such Primary Obligation or any property constituting direct or indirect security therefor,

(b)           to advance or supply funds (A) for the purchase or payment of any such Primary Obligation, or (B) to maintain working capital or other balance sheet conditions of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor,

(c)           to purchase property, securities, or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation; or

(d)           otherwise to assure or hold harmless the owner of any such Primary Obligation against loss in respect thereof;

provided, that “Guaranty Obligation” shall not include endorsements that are made in the ordinary course of business of negotiable instruments or documents for deposit or collection.  The amount of any Guaranty Obligation shall be deemed to be the maximum amount for which the guarantor may be liable pursuant to the agreement that governs such Guaranty Obligation, unless such maximum amount is not stated or determinable, in which case the amount of such obligation shall be the maximum reasonably anticipated liability thereon, as determined by such guarantor in good faith.

“Hedging Arrangement” means any forward sales contract, forward trade contract, interest rate swap agreement, interest rate cap agreement, or other contract pursuant to which Borrower has protected itself from the consequences of a loss in the value of a Mortgage Loan because of changes in interest rates or in the market value of mortgage loan assets.

“HELOC” means home equity line of credit.

“Indebtedness” of any Person at a particular date means the sum (without duplication) at such date of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture, or similar instrument, (b) all obligations of such Person under any Financing Lease, (c) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person, (d) all Guaranty Obligations of such Person, (e) all liabilities secured by any Lien on any property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof, (f) any liability of such Person in respect of unfunded vested benefits under an ERISA Plan, (g) all liabilities of such Person in respect of indemnities or repurchase obligations made in connection with the sale of Mortgage Loans, and (h) any liability of such Person in respect of any Hedging Arrangement.

“Indemnified Party” has the meaning set forth in Section 8.1 hereof.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Intercompany Loan” means a loan or advance from a Related Person to an Affiliate or shareholder, member, or partner of any Related Person.

“Interest Expense” means, for any period, the total interest expense of the Borrower and its Subsidiaries, whether paid or accrued (including the interest component of any Financing Leases, commitment and letter of credit fees), all as determined in conformity with GAAP.

“Investor” means any Person approved by the Administrative Agent and listed on Schedule 1.2, as such Schedule may be updated or supplemented from time to time; provided, however, that the Administrative Agent shall deliver a list of all Persons approved as Investors by the Administrative Agent upon each amendment of such Schedule by the Administrative Agent, and an Investor shall be removed from such list upon the written direction of the Administrative Agent.

“Investment Property” means a Single Family dwelling that is not the Principal Residence or Second/Vacation Property of the Obligor under the related Mortgage Loan.

“Jumbo Loan” means a Single Family Mortgage Loan that (a) is secured by a first-lien Mortgage Loan, (b) has an original principal balance of greater than the current FNMA/FHLMC loan size limit but less than or equal to $750,000, (c) has a FICO score greater than or equal to 680, (d) has a LTV less than or equal to 80% (or 95% if subject to mortgage insurance acceptable to the Administrative Agent), (e) has a CLTV less than or equal to 90% (or 100% if subject to mortgage insurance acceptable to the Administrative Agent), and (f) other than its loan size, would qualify as a Conforming Loan.

“Law” means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof.  Any reference to a Law includes any amendment or modification to such Law, and all regulations, rulings, and other Laws promulgated under such Law.

“Lender” and “Lenders” have the meaning assigned to such terms in the preamble hereof.

“Liabilities” means, as to any Person as of any date, the total of all amounts which would be properly classified as “liabilities” in a balance sheet of such Person at such date, prepared in accordance with GAAP, consistently applied, including without limitation, deferred income taxes, deferred compensation of any type and capital lease obligations, if any.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory or otherwise), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

“Loan” has the meaning given it in Section 2.1.

“Loan Balance” means for any day, the principal balance of the Loans outstanding on such day.

“Loan Document” means any, and “Loan Documents” means all, of this Agreement, the Notes, any guaranty agreement or other agreement evidencing a Guaranty Obligation in respect of the Loans, the Security Instruments, the Fee Letter, any intercreditor agreement in respect of the Collateral and any and all other agreements, certificates or instruments now or hereafter executed and delivered by the Borrower or any other Person in connection with, or as security for the payment or performance of any or all of the Obligations, as any of such may be renewed, amended or supplemented from time to time.

“Loan to Value” or “LTV” means, as to any Mortgage Loan, the ratio expressed as a percentage determined by dividing (a) the total principal amount owing and outstanding on the first-lien Mortgage Loan, by (b) the Appraised Value of the residential real property and improvements serving as collateral for the Mortgage Loan.

“Market Value” on any day shall be determined by the Administrative Agent, in its sole discretion, based upon (a) information then available to the Administrative Agent regarding quotes from dealers for the purchase of mortgage notes similar to the Mortgage Note that have been delivered to the Administrative Agent pursuant to this Agreement or (b) sales prices actually received by the Borrower for mortgage notes sold by the Borrower during the immediately preceding thirty (30) day period similar to the Mortgage Note that have been delivered to the Administrative Agent pursuant to this Agreement.

“Material Adverse Effect” means any material adverse effect on (a) the validity or enforceability of this Agreement, the Notes or any other Loan Document, (b) the business, operations, total Property, prospects or condition (financial or otherwise) of any Related Person or Guarantor, (c) the Collateral under any Security Instrument, or (d) the ability of any Related Person or Guarantor to fulfill its obligations under this Agreement, the Notes, or any other Loan Document to which it is a party.

“Maximum Rate” means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loans.

“MERS” means Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor thereto.

“MERS Agreement” means those agreements by and among the Borrower, Lender, MERS and MERSCORP, Inc., as amended, modified, supplemented, extended, restated or replaced from time to time.

“MERS Loans” means any Mortgage Loan for which (a) the Borrower has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Borrower, in accordance with the MERS Procedures Manual and (b) the Borrower has designated or will designate the Administrative Agent as the interim funder on the MERS® System.

“MERS® System” means the system of recording transfers of mortgages electronically maintained by MERS.

“MIN” means, with respect to each Mortgage Loan, the Mortgage Identification Number for such Mortgage Loan registered with MERS on the MERS® System.

“MOM Loan” means, with respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator or the Borrower, as the case may be, of such Mortgage Loan and its successors and assignees.

“Mortgage” means a mortgage or deed of trust, on standard forms in form and substance satisfactory to the Administrative Agent, securing a Mortgage Note and granting a perfected, first or second priority lien on residential real property consisting of land and a one-to-four-family dwelling thereon which is completed and ready for occupancy.

“Mortgage Collateral” means all Mortgage Notes and all servicing rights in respect to such Mortgage Notes (a) which are made payable to the order of the Borrower or have been endorsed (without restriction or limitation) payable to the order of the Borrower, (b) in which the Administrative Agent has been granted and continues to hold a perfected first priority security interest, (c) which are in form and substance acceptable to the Administrative Agent in its reasonable discretion, (d) which are secured by Mortgages, and (e) which conform in all respects with all the requirements for purchase of such Mortgage Note under the Take-Out Commitments and are valid and enforceable in accordance with their respective terms.

“Mortgage Loan” means a mortgage loan which is evidenced by a Mortgage Note and secured by a Mortgage, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom.

“Mortgage Note” means the note or other evidence of indebtedness evidencing the indebtedness of an Obligor under a Mortgage Loan.

“Net Income” of any Person means, for any period, the net income of such Person (excluding extraordinary gains but including extraordinary losses) for such period, calculated in accordance with GAAP.

“Net Worth” of any Person means, as of any date, an amount equal to all Consolidated assets of such Person minus such Person’s Consolidated liabilities, each as determined in accordance with GAAP.

“Note” means any promissory note delivered by the Borrower to any Lender pursuant to Section 2.2 in the form attached hereto as Exhibit A and all renewals, modifications, amendments, restatements, and extensions thereof.

“Notice of Assignment” has the meaning specified in Section 11.11(b)(ii).

“Obligations” means all present and future Indebtedness, obligations (including indemnification obligations and expense reimbursement obligations), fees, debts, reasonable attorneys' fees and other costs incurred in the drafting, negotiation, enforcement or collection of any Loan Document, covenants, Guaranty Obligations, duties and liabilities of any kind and description owing by any Related Party or Guarantor to the Administrative Agent or any Lender arising pursuant to or in connection with this Agreement or any other Loan Document, irrespective of whether for the payment of money and regardless of whether any such Indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several or hereafter arising, including without limitation any fees, interest or other amounts that would have accrued but for the commencement of any proceeding under any Debtor Law, and all renewals and extensions thereof, or any part thereof, all interest accrued thereon, and reasonable attorneys’ fees and other costs incurred in the drafting, negotiation, enforcement or collection thereof.

“Obligor” means the Person or Persons obligated to pay the Indebtedness which is the subject of a Mortgage Loan.

“Operating Account” means the non-interest bearing demand checking accounts (whether one or more) established by the Borrower with the Administrative Agent and subject to a Control Agreement to be used for the Borrower’s operations.  Subject to the rights of the Administrative Agent and the Lenders under Section 11.10 hereof, the Borrower shall be entitled to withdraw funds from the Operating Account.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent” means M/I Homes, Inc., an Ohio corporation, and owner of all of the outstanding capital stock of the Borrower.

“Parent Debt Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of October 6, 2006, among the Parent, JPMorgan Chase Bank, N.A., as agent, and the lenders party thereto, and all amendments, modifications and supplements thereto and amendments and restatements thereof, and including any subsequent credit facilities refinancing any indebtedness thereunder.

“PBGC” means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its functions.

“Permitted Liens” means (i) Liens in favor of the Administrative Agent to secure the Obligations (ii) a first Lien in respect of a Second Lien/HELOC Loan in each instance in which the Borrower has become the owner of a Single Family Property through foreclosure or other similar procedure, and (iii) ad valorem taxes and assessments not yet due and payable.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, Governmental Authority, or any other form of entity.

“Prime Loan” means a Single Family Mortgage Loan that is (a) secured by a first-lien Mortgage and (b) a Conforming Loan, FHA Loan, or VA Loan.

“Principal Residence” means a Single Family dwelling that the Obligor occupies as his or her primary residence.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchasers” has the meaning specified in Section 11.11(b)(i).

“Regulation U” means Regulation U issued by the Board of Governors of the Federal Reserve System as in effect from time to time.

“Regulation T” means Regulation T issued by the Board of Governors of the Federal Reserve System as in effect from time to time.

“RegulationX” means Regulation X issued by the Board of Governors of the Federal Reserve System as in effect from time to time.

“Related Persons” means the Borrower and each of the Borrower's Subsidiaries.

“Reportable Event” means (1) a reportable event described in Sections 4043(c)(5) or (6) of ERISA or the regulations promulgated thereunder, or (2) any other reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder other than a reportable event not subject to the provision for 30-day notice to the PBGC pursuant to a waiver by the PBGC under Section 4043(a) of ERISA.

“Required Lenders” means, at any time, the holders of 50.1% or more of the Commitments, or if at any time the Commitments are terminated, the holders of 50.1% or more of the aggregate outstanding principal amount of all Loans; provided, however, that if only two Lenders hold the Commitments or 100% of the aggregate outstanding principal amount of all

Loans when the Commitments are terminated, then Required Lenders shall mean both such Lenders.

“Required Mortgage Documents” means, as to any Mortgage Loan, the items described on Schedule A to the Security Agreement.

“Requirement of Law” as to any Person means the charter and by-laws or other organizational or governing documents of such Person, and any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any arbitrator, court, or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Restricted Payment” shall mean (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock or equity interest of any Related Party now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock or equity interest of any Related Party now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock or equity interest of any Related Party now or hereafter outstanding, and (iv) any payment or prepayment of principal, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim to rescission with respect to, any Indebtedness subordinated to any Obligation.

“Second Lien/HELOC Loan” means a Single Family Mortgage Loan which (a) is secured by a traditional closed-end second-lien Mortgage or an open-end HELOC Mortgage, and in each case is a Conforming Loan, FHA Loan or VA Loan, (b) has a CLTV less than or equal to 95%, and (c) has a principal balance not greater than the current FNMA/FHLMC loan size limit for such Mortgages.

“Second/Vacation Property” means a Single Family dwelling that is not used for rental purposes and that the Obligor occupies for some portion of the year.

“Security Agreement” means the Security Agreement between the Borrower and the Administrative Agent, dated as of the Effective Date, in substantially the form attached as Exhibit E, as the same may from time to time be further supplemented, amended, or restated.

“Security Instrument” means (a) the Security Agreement and (b) such other executed documents, instruments, certificates, agreements and financing statements as are or may be necessary to grant to the Administrative Agent a perfected first prior and continuing security interest in and to all Mortgage Collateral, and any and all other agreements, certificates or instruments now or hereafter executed and delivered by the Borrower in connection with, or as security for the payment or performance of, all or any of the Obligations or the Secured Obligations (as defined in the Security Agreement), including the Borrower’s obligations under the Notes and this Agreement, as such agreements may be amended, modified or supplemented from time to time.

“Servicing Agreements” means all agreements between the Related Persons and Persons other than a Related Person pursuant to which the Borrower undertakes to service Mortgage Loans.

“Servicing Records” means all contracts and other documents, books, records and other information (including without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to the Servicing Rights.

“Servicing Rights” means all of right, title and interest of any Related Person (i) in and under the Servicing Agreements or (ii) to service any Mortgage Collateral, including, without limitation, in each instance the rights of the Borrower to income and reimbursement thereunder.

“Settlement Account” means the non-interest bearing demand deposit account established by the Borrower with the Administrative Agent, subject to a Control Agreement, to be used for (i) the deposit of proceeds from the sale of Mortgage Collateral, and (ii) the payment of the Obligations; provided that, (a) the Settlement Account shall be pledged to the Administrative Agent for the benefit of the Administrative Agent, and (b) the Borrower shall not be entitled to withdraw funds from the Settlement Account.

“Single Family” means residential real property consisting of land and a completed one-to-four unit single family dwelling thereon (including Principal Residences, Second/Vacation Property and Investment Property), which is fully completed and ready for occupancy, and which is not used for commercial purposes, is not a leasehold interest, and is not a manufactured or mobile home.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent (50%) or more by such Person.

“Take-Out Commitment” means with respect to any Eligible Mortgage Loan, a written master commitment of an Investor to purchase a pool of Mortgage Loans or an individual commitment of an Investor to purchase an individual Mortgage Loan under which such Eligible Mortgage Loan(s) will be delivered to such Investor on terms satisfactory to the Administrative Agent, in its reasonable discretion.

“Tangible Net Worth” means, as of any date, for any Person, the Net Worth of such Person minus all Consolidated assets of such Person which would be classified as intangible assets under GAAP, including but not limited to goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, deferred charges, and capitalized servicing rights.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means (a) the occurrence with respect to any ERISA Plan of a Reportable Event, (b) the withdrawal of the Borrower or any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA, (c) the distribution to affected parties of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate any ERISA Plan by the PBGC under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

“Total Liabilities” of any Person means, as of any date, the sum of (a) all Liabilities of such Person as of such date and (b) the aggregate amount of Mortgage Loans purchased and remaining under any Mortgage Loan purchase facility of such Person.

“UCC” means the Ohio Uniform Commercial Code, as the same may hereafter be amended.

“UETA” means the Ohio Uniform Electronic Transaction Act, as amended from time to time.

“Unit Collateral Value” means, on any day, with respect to each Eligible Mortgage Loan included in the Borrowing Base, the Applicable Advance Rate Percentage of the least of the following:

(i)           the outstanding principal balance of the Mortgage Note constituting such Mortgage Loan;

(ii)           the actual out-of-pocket cost to the Borrower of such Mortgage Loan minus the amount of principal paid under such Mortgage Loan and delivered to Lender for application to the prepayment of the Loans;

(iii)           the amount at which an Investor has committed to purchase the Mortgage Loan pursuant to a Take-Out Commitment; or

(iv)           the Market Value of the Mortgage Note constituting such Mortgage Loan;

provided that, if any such Eligible Mortgage Loan included in the Borrowing Base becomes an Aged Loan, the Unit Collateral Value of such Mortgage Loan as determined by the above calculation shall be reduced by twenty-five percent (25%), and the Borrower shall immediately, on such Eligible Mortgage Loan’s thirty-first (31st) day in the Borrowing Base, make repayment required by Section 2.5; and

provided further that, if any such Aged Loan is included in the Borrowing Base for more than sixty (60) days, the Unit Collateral Value of such Mortgage Loan shall be reduced by an additional twenty-five percent (25%), and the Borrower shall immediately, on such Eligible Mortgage Loan’s sixty-first (61st) day in the Borrowing Base, make repayment required by Section 2.5; and

provided further that, no Eligible Mortgage Loan may be included in the Borrowing Base for more than ninety (90) days, such that on the ninety-first (91st) day after such Eligible Mortgage Loan is first included in the Borrowing Base, the Unit Collateral Value of such Mortgage Loan shall be reduced to zero, and the Borrower shall immediately make repayment required by Section 2.5.

“VA” means the Veterans Administration and any successor thereto.

“VA Loan” means a Mortgage Loan guaranteed by the VA.

“Wet Loan” means an Eligible Mortgage Loan that is included in the Borrowing Base, but for which the Required Mortgage Documents have not been delivered to Lender.

Other Definitional Provisions.

(a)           Unless otherwise specified therein, all terms defined in this Agreement shall have the above-defined meanings when used in the Notes or any other Loan Document, certificate, report or other document made or delivered pursuant hereto.

(b)           Each term defined in the singular form in Section 1.1 shall mean the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Loan Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

(c)           The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references herein are references to sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.  The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation.”

(d)           Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that, nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

(e)           As used herein, in the Notes or in any other Loan Document, certificate, report or other document made or delivered pursuant hereto, accounting terms relating to any Person and not specifically defined in this Agreement or therein shall have the respective meanings given to them under GAAP.

Section 1.2                      Exhibits and Schedules

.  All Exhibits and Schedules attached to this Agreement are incorporated by reference herein and made a part hereof for all purposes.

Section 1.3	Calculations and Determinations

.  All calculations under the Loan Documents of interest and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of three hundred sixty (360) days.  Each determination by Lender of amounts to be paid hereunder shall, in the absence of manifest error, be conclusive and binding.  Unless otherwise expressly provided herein or unless Lender otherwise consents all financial statements and reports furnished to Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.  The Administrative Agent shall deliver to the Borrower an interest billing statement for each month on or before the fifth (5th) day of the next succeeding month, which interest billing statement shall set forth the interest accrued on the Loans for such month; provided that, any failure or delay in delivering such interest billing or any inaccuracy therein shall not affect the Obligations.

ARTICLE II

AMOUNT AND TERMS OF LOANS

Section 2.1                      Commitment and Loans

.  Subject to the terms and conditions contained in this Agreement, each Lender severally agrees to make loans (“Loans”) to the Borrower on a revolving credit basis from time to time on any Business Day from the date of this Agreement through the Drawdown Termination Date.  The aggregate amount of all Loans requested in any Borrowing Request must be equal to the lesser of (i) an amount greater than or equal to $25,000 or (ii) an amount equal to the Aggregate Commitments less the Loan Balance.  Notwithstanding anything to the contrary, after giving effect to the transactions contemplated by the Borrowing Request pursuant to which a Loan is requested, and at all other times, the aggregate unpaid principal amount of all Loans outstanding shall not exceed the lesser of (a) the Collateral Value of the Borrowing Base, and (b) the Aggregate Commitments.

Section 2.2                      Promissory Notes; Interest on the Notes

.  The obligation of the Borrower to repay the Loans made by the Lenders, together with interest accruing in connection therewith, shall be evidenced by a Note payable to the order of each Lender. Interest shall accrue on the unpaid balance of the Loans at an interest rate per annum equal to Adjusted Floating LIBOR and shall be payable on the fifteenth day of each calendar month, beginning May 15, 2009.  Interest on the Notes shall be due and payable as provided herein and therein.  The entire Loan Balance and all accrued and unpaid interest thereon shall be finally due and payable on the Drawdown Termination Date.

Section 2.3                      Notice and Manner of Obtaining Loans

.  The Borrower must give written notice (which may be sent by electronic mail) to the Administrative Agent, or telephonic notice promptly confirmed in writing, of each request for Loans.  Each such written request or confirmation must be made in the form and substance of the “Borrowing Request” attached hereto as Exhibit B, duly completed.  Each such Borrowing Request must:

(a)           specify the aggregate amount of any such Borrowing of new Loans and the date on which such Loans are to be advanced; and

(b)           be received by the Administrative Agent not later than (i) 2:00 p.m., Eastern time, if there is only one Lender or (ii) 1:00 p.m., Eastern time, if there is more than one Lender, on the day on which any such Loans are to be made.

With each delivery of a Borrowing Request to the Administrative Agent, the Borrower represents and warrants to the Administrative Agent the following:

(i)           the Borrower is entitled to receive the requested Loan under the terms and conditions of this Agreement;

(ii)           all items which the Borrower is required to furnish to the Administrative Agent pursuant to this Agreement accompany the Borrowing Request (or, if Wet Loans, shall be delivered to the Administrative Agent in accordance with the Agreement);

(iii)           all Mortgage Loans offered thereby conform in all respects with the applicable requirements set forth in this Agreement;

(iv)           no Event of Default exists under this Agreement or would result from the Borrowing or the application of the proceeds therefrom;

(v)           no change or event has occurred which with notice and/or the passage of time would constitute an Event of Default;

(vi)           after giving effect to the Loan requested thereby the Loan Balance shall not exceed the lesser of (1) the Collateral Value of the Borrowing Base and (2) the Aggregate Commitments; and

(vii)           after giving effect to the Loans requested thereby, no Applicable Sublimit will be exceeded.

Additionally, with each Borrowing Request, the Borrower represents and warrants that, except as permitted under this Agreement, the Borrower holds with respect to each of the Mortgage Notes the following:

(i)           unless delivered therewith, a certified copy of the Mortgage relating to such Mortgage Note;

(ii)           mortgagee policies of title insurance conforming to the requirements of the Administrative Agent or binding commitments for the issuance of same;

(iii)           insurance policies insuring the premises subject to the Mortgage and naming the Borrower as lender loss payee, each as required by the Administrative Agent; and

(iv)           unless delivered therewith, an original of any executed Take-Out Commitment or document evidencing any Hedging Arrangement relating to such Mortgage Note.

With the delivery of each Borrowing Request, the Borrower agrees that it holds the above referenced items in trust for the Administrative Agent, and will at any time deliver the same to the Administrative Agent upon request or, upon written instructions from the Administrative Agent, to any Person designated by the Administrative Agent, promptly, and in any event within two (2) Business Days after such request or instructions.  The Borrower further agrees that it will not deliver any of the above items, nor give, transfer, or assign any interest in same, to any Person other than the Administrative Agent (or the Person or Persons designated by the Administrative Agent) without the prior written consent of the Administrative Agent.

Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by the Borrower as to the matters which are required to be set out in such written confirmation.  If all conditions precedent to such Loan have been met, the Administrative Agent will, promptly upon receipt of funds from the Lenders, on the date remit to the Borrower the amount of such Loan in immediately available dollars, by crediting the Funding Account with immediately available funds in the amount of such Loan.

Section 2.4                      Fees.

(a)           In consideration of the Lenders’ commitment to make the Loans, the Borrower will pay to the Administrative Agent for the pro rata account of each Lender a non-refundable unused fee determined on a daily basis by applying a rate of 45.0 basis points (0.45%) per annum to the unused amount of each such Lender’s Commitment on each day during the term of the Loans.  This unused fee shall be due and payable quarterly in arrears on the fifteenth (15th) day following each Fiscal Quarter.

(b)           The Borrower shall pay to the Administrative Agent, an annual maintenance fee in the amount and at the time set forth in the Fee Letter.

(c)           In further consideration of the Lenders’ commitment to make the Loans, the Borrower will pay to the Administrative Agent for the pro rata account of each Lender a non-refundable closing fee in the amount and at the time set forth in the Fee Letter.

Section 2.5                      Mandatory Repayments

.  If at any time the Loan Balance exceeds the lesser of (i) the Collateral Value of the Borrowing Base (as a result of an Applicable Sublimit being exceeded or otherwise) or (ii) the Aggregate Commitments, then the Borrower (x) shall repay the amount of such excess or (y) so long as the Loan Balance does not exceed the Aggregate Commitments, pledge to the Administrative Agent additional Eligible Mortgage Loans which have an aggregate Unit Collateral Value equal to or greater than such excess, in each case, within two (2) Business Days after the Borrower becomes aware of any such Borrowing Base deficiency; provided that, after giving effect to any pledge of additional Eligible Mortgage Loans, the Unit Collateral Value of such Mortgage Loans when added to the Unit Collateral Value of all other Mortgage Loans in the same Mortgage Loan classification does not exceed the Applicable Sublimit for such Mortgage Loan classification.

Section 2.6                      Payments to the Administrative Agent

.  All payments of interest on the Notes, all payments of principal, including any principal payment made with proceeds of Mortgage Collateral, and fees hereunder shall be made directly to the Administrative Agent without condition or deduction or any counterclaim, defense, recoupment, setoff, or withholding or deduction for taxes, for the pro rata benefit of each Lender, in federal or other immediately available funds before (a) 3:00 p.m. (Eastern time) if there is only one Lender and (b) 1:00 p.m. (Eastern time) if there is more than one Lender, in each case on the respective dates when due via wire transfer of immediately available funds to the Settlement Account.  The Administrative Agent shall promptly distribute such payments to the Lenders upon receipt in like funds as received.  The Borrower shall send notice to the Administrative Agent before (a) 3:00 p.m. (Eastern time) if there is only one Lender and (b) 12:00 noon (Eastern time) if there is more than one Lender, in each case on the day any payment of principal or interest is received by the Administrative Agent which sets forth the Loans against which such payment is to be applied.  Any payment (or any payment received without a notice regarding application of such payment) received by the Administrative Agent after such time will be deemed to have been made on the next following Business Day.  Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due.  Each payment under a Loan Document shall be payable at the place provided therein and, if no specific place of payment is provided, shall be payable at the place of payment of the Notes.  Prior to the occurrence of an Event of Default and exercise of remedies by the Administrative Agent, when the Administrative Agent collects or receives money on account of the Obligations, the Administrative Agent shall apply all such money so distributed, as follows:

(a)           first, to any reimbursements due the Administrative Agent under Section 5.5;

(b)           second, to any reimbursement due to the Lenders under Section 5.5;

(c)           third, prior to a Default or Event of Default, to the payment of the Loans then due, as directed by the Borrower

(d)           fourth, to the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

(e)           last, for the payment or prepayment of any other Obligations and the balance, if any, after all the Obligations have been indefeasibly paid in fully, to the Borrower or as otherwise required by Law.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest.

Section 2.7                      Notification by the Administrative Agent

.  Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Borrowing Request and repayment notice received by it hereunder.  Upon the request of the Administrative Agent, not later than 1:00 p.m. (Eastern time) on the day on which any Loans are to be made, each Lender shall make available its pro rata portion of the Loan or Loans in accordance with such Lender’s Commitment in immediately available funds to the Administrative Agent at its address specified on the Administrative Agent’s signature page hereto.

Section 2.8                      Non-Receipt of Funds by the Administrative Agent.

(a)           Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make the amount that would constitute its share of such Borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in its sole and absolute discretion, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time therefor, and Administrative Agent elects to make such corresponding amount available to the Borrower, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees charged by the Administrative Agent in connection with the foregoing, for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.  If such Lender's share of such Borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such Borrowing date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the relevant Loan, on demand, from the Borrower.  Nothing in this Section shall be deemed to limit the rights of the Borrower against any such Lender.

(b)           Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent (including but not limited to situations in which the Borrower informs the Administrative Agent that the Administrative Agent will be receiving proceeds of Collateral on a specific date and that the Borrower intends to use such proceeds to make a payment of principal), the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount.  If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus administrative, processing or similar fees charged by the Administrative Agent in connection with the foregoing.  Nothing in this Section shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

Section 2.9                      Increased Cost and Reduced Return.

(a)           If, after the Effective Date, any Lender shall have determined that the adoption of any applicable Law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender, due to the obligations of such Lender hereunder, to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction, but only to the extent that such Lender has not been compensated therefor by any increase in Floating LIBOR.

(b)           Each Lender shall promptly notify the Borrower of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Lender to compensation pursuant to this Section.  In the event that any Lender claims compensation under this Section, such Lender shall furnish to the Borrower a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error.  In determining such amount, such Lender shall act in good faith and may use any reasonable averaging and attribution methods.

Section 2.10                      Settlement Account

.  The Borrower shall not be entitled to withdraw funds from the Settlement Account.  Except upon the occurrence of any Event of Default, to the extent that on any Business Day amounts in the Settlement Account exceed the amount needed in order to maintain the Collateral Value of the Borrowing Base at an amount equal to or greater than the amount of the Loan Balance, the Administrative Agent shall cause such excess amount to be automatically transferred to any Operating Account designated by the Borrower or as the Borrower may otherwise direct the application of such excess amount.  If on any Business Day the amount in the Settlement Account is less than the amount needed to maintain the Collateral Value of the Borrowing Base in an amount equal to or greater than the amount of the Loan Balance, and the Borrower has not made any payment as provided in Section 2.5, the Administrative Agent may cause an amount equal to such deficiency to be transferred from any Operating Account to the Settlement Account.

ARTICLE III

CONDITIONS PRECEDENT

The obligation of the Lenders to make Loans hereunder is subject to fulfillment of the conditions precedent stated in this Article III.

Section 3.1                      Initial Loan

.  The obligation of the Lenders to fund any Loan hereunder shall be subject to, in addition to the conditions precedent specified in Section 3.2, the following terms and conditions:

(a)           The Borrower shall have delivered to the Administrative Agent the following (each of the following documents being duly executed and delivered and in form and substance satisfactory to each Lender, and, with the exception of the Notes, each in a sufficient number of originals that each Lender, the Administrative Agent and its counsel may have an executed original of each document):

(i)           an executed counterpart of this Agreement and of all instruments, certificates and opinions referred to in this Article III not theretofore delivered (except the Borrowing Request, which is to be delivered at the time provided in Subsection 3.2(a) hereof);

(ii)           a Note for each Lender;

(iii)           the Security Agreement, dated as of the Effective Date;

(iv)           a certificate of the Secretary or Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and identifying the officers authorized to sign such instruments, (ii) specimen signatures of the officers so authorized, together with a certification of incumbency, and (iii) articles of incorporation of the Borrower certified by the appropriate Secretary of State as of a recent date, and (iv) code of regulations of the Borrower, certified as being accurate and complete;

(v)           a certificate of the existence and good standing for the Borrower in its state of incorporation or organization dated no earlier than fifteen (15) days prior to the Effective Date;

(vi)           opinions of counsel for the Borrower and the Guarantor in form and substance satisfactory to the Administrative Agent;

(vii)           a Borrowing Request and a Borrowing Base Certificate dated as of the date of the first Loan, certified by the Chief Executive Officer, President, Secretary, Chief Financial Officer, or Treasurer of the Borrower;

(viii)           a certificate of no Default or Event of Default, certified by the Chief Executive Officer, President, Secretary, Chief Financial Officer or Treasurer of the Borrower;

(ix)           a copy of the MERS Agreement, duly executed by the Borrower;

(x)           a payoff and estoppel letter in form and substance satisfactory to the Administrative Agent from Guaranty Bank, FSB; and

(xi)           such other documents, instruments, certificates, and agreements (including, without limitation, Control Agreements, UCC, tax, and lien search results) as the Administrative Agent or its legal counsel may reasonably request at any time at or prior to the date of the initial Loan hereunder.

(b)           No Person, other than the Administrative Agent, holds any mortgage, pledge, lien, security interest, or other charge or encumbrance in, against or to any of the Mortgage Loans identified by the Borrower as Mortgage Collateral or included in any computation of the Collateral Value of the Borrowing Base.

(c)           The Administrative Agent shall have received evidence satisfactory to it that all filings and other actions necessary or desirable to perfect and protect the Liens created by the Security Instruments shall have been completed (including, without limitation, the filing of financing statements on form UCC-1 and filing of UCC-3 amendments or termination statements).

(d)           The Borrower shall have paid all fees and reimbursements to be paid to the Administrative Agent pursuant to any Loan Document, the Fee Letter, or otherwise due the Administrative Agent and including reasonable fees (not to exceed the amount set forth in the Fee Letter) and expenses of the Administrative Agent’s attorneys.

Section 3.2                      All Loans

.  The obligation of the Lenders to fund any Loan pursuant to this Agreement is subject to the following further conditions precedent:

(a)           the Borrower shall have delivered to the Administrative Agent a Borrowing Request dated as of the date of such Loan, certified by the Chief Executive Officer, President, Secretary, Chief Financial Officer, or Treasurer of the Borrower, and the Required Mortgage Documents for all Eligible Mortgage Loans other than Wet Loans;

(b)           all other Property in which the Borrower has granted a Lien to the Administrative Agent, for the benefit of the Lenders, shall have been physically delivered to the possession of the Administrative Agent, to the extent required to be so delivered under the Loan Documents, and the Administrative Agent has a valid and perfected first lien on such Property, for the benefit of the Lenders;

(c)           the representations and warranties of each Related Person contained in this Agreement or any Security Instrument (other than those representations and warranties which are by their terms expressly limited to the date of this Agreement) shall be true and correct in all material respects on and as of the date of such Loan, as though made on and as of such date, both before and after giving effect to the Borrowing and the application of the proceeds thereof;

(d)           no Default or Event of Default shall have occurred and be continuing or would result from such Borrowing or the application of the proceeds therefrom;

(e)           no change or event which constitutes a Material Adverse Effect shall have occurred and be continuing as of the date of such Loan;

(f)           the Funding Account, the Settlement Account, and the Operating Account shall be established and in existence;

(g)           the making of such Loan shall not be prohibited by any Governmental Authority or Governmental Requirement,  nor shall it contravene or conflict with any Requirement of Law;

(h)           the delivery to the Administrative Agent of such other documents, instruments, certificates, agreements and opinions of counsel, including such documents, agreements, certificates and instruments as may be necessary or desirable to perfect, preserve or protect the priority of any Lien granted or intended to be granted hereunder or otherwise and including favorable written opinions of counsel with respect thereto, as the Administrative Agent may reasonably request; and

(i)           No Person, other than the Administrative Agent, shall be listed in the field designated “interim funder” on the MERS® System with respect to any Mortgage Loans identified by the Borrower as Mortgage Collateral or included in any computation of the Collateral Value of the Borrowing Base.

Delivery to the Administrative Agent of a Borrowing Request shall be deemed to constitute a representation and warranty by the Borrower on the date thereof and on the date on which the Loan is made of the facts specified in subsections (c) and (d) of this Section.

ARTICLE IV

BORROWER REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower, the Borrower represents and warrants as follows to each Lender and the Administrative Agent as of the Effective Date, and at and as of the date of the making of each Loan or other extension of credit thereafter, as though made on and as of the date of such Loan or other extension of credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement.

Section 4.1                      Organization and Good Standing

.  Each Related Person (a) is a corporation, limited liability company or limited partnership duly incorporated or organized and existing in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) is duly qualified as a foreign entity and in good standing in all jurisdictions in which its failure to be so qualified could have a Material Adverse Effect, (c) has the corporate or organizational power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact business in the future, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

Section 4.2                      Authorization and Power

.  Each Related Person has the corporate or organizational power and requisite authority to execute, deliver, and perform the Loan Documents to which it is a party; each Related Person is duly authorized to and has taken all action necessary to authorize it to, execute, deliver, and perform the Loan Documents to which it is a party and is and will continue to be duly authorized to perform such Loan Documents.

Section 4.3                      No Conflicts or Consents

.  Neither the execution and delivery by any Related Person of the Loan Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will (a) contravene or conflict in any material respect with any Requirement of Law to which any Related Person is subject, or any indenture, mortgage, deed of trust, or other agreement or instrument to which any Related Person is a party or by which any Related Person may be bound, or to which the Property of any Related Person may be subject, or (b) result in the creation or imposition of any Lien, other than the Lien of the Security Agreement, on the Property of any Related Person.  All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, from any Governmental Authority that are necessary in connection with the transactions contemplated by the Loan Documents have been obtained.

Section 4.4                      Enforceable Obligations

.  This Agreement, the Notes, and the other Loan Documents to which any Related Person is a party are the legal, valid, and binding obligations of such Related Person, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

Section 4.5                      Priority of Liens

.  Upon delivery to the Administrative Agent of each Borrowing Request, the Administrative Agent shall have valid, enforceable, perfected, first priority Liens and security interests in each Mortgage Note identified therein.

Section 4.6                      No Liens

.  The Borrower has good and indefeasible title to the Mortgage Collateral free and clear of all Liens and other adverse claims of any nature, except for Permitted Liens.

Section 4.7                      Financial Condition of the Borrower

.  The Borrower has delivered to the Lenders copies of (i) its annual audited balance sheet as of its most recently ended Fiscal Year (which as of the Effective Date is December 31, 2008), and the related statements of income, stockholders’ equity, and cash flows for the period ended such date; such financial statements fairly present the financial condition of the Borrower as of such date and the results of operations of the Borrower for the period ended on such date and have been prepared in accordance with GAAP; as of the date thereof, there were no obligations, liabilities, or Indebtedness (including material contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of the Borrower which are not reflected in such financial statements and no change which constitutes a Material Adverse Effect has occurred in the financial condition or business of the Borrower since December 31, 2008.  The Borrower has also delivered to the Lenders its unaudited quarterly balance sheet for the period ending March 31, 2009 and management reports for March 31, 2009; such reports fairly and accurately present the Borrower’s commitment position, pipeline position, servicing, and production as of the end of such months and for the fiscal year to date for the periods ending on such dates, subject to normal year-end adjustments.

Section 4.8                      Full Disclosure

.  There is no fact that the Borrower has not disclosed to Lender which could have a Material Adverse Effect.  None of (i) the financial statements referred to in Section 4.7 hereof, (ii) any Borrowing Request or officer’s certificate, or (iii) any statement delivered by any Related Person to the Administrative Agent in connection with this Agreement, contains any untrue statement of material fact.

Section 4.9                      No Default

.  No Related Person is in default in any material respect under (i) any loan agreement in respect of Indebtedness equal to or in excess of $250,000, or (ii) any mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its Property is bound.

Section 4.10                      No Litigation

.  There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of the Borrower threatened, against any Related Person the adverse determination of which could constitute a Material Adverse Effect.

Section 4.11                      Taxes.
All tax returns required to be filed by each Related Person in any jurisdiction have been filed and all taxes, assessments, fees and other governmental charges upon each Related Person or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a Lien thereon, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on the books of such Related Person.  No Related Person has any knowledge of any proposed tax assessment against any Related Person.

Section 4.12                      Principal Office, etc

.  The principal office, chief executive office and principal place of business of the Borrower is at the address set forth on the Borrower's signature page hereto or in a written notice given pursuant to Section 6.12.

Section 4.13                      Compliance with ERISA

.  No Related Person currently maintains, contributes to, is required to contribute to or has any liability, whether absolute or contingent, with respect to an ERISA Plan.  With respect to all other employee benefit plans maintained or contributed to by each Related Person, each Related Person is in compliance with ERISA in all material respects.

Section 4.14                      Subsidiaries

.  No Related Person presently has any Subsidiary or owns any stock in any other corporation or association except those listed in Schedule 4.14.  As of the Effective Date, each Related Person owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in such exhibit.

Section 4.15                      Indebtedness

.  No Related Person has any indebtedness outstanding other than the Indebtedness permitted by Section 6.2.

Section 4.16                      Permits, Patents, Trademarks, etc.

(a)           Each Related Person has all permits and licenses necessary for the operation of its business.

(b)           Each Related Person owns or possesses (or is licensed or otherwise has the necessary right to use) all patents, trademarks, service marks, trade names and copyrights, technology, know-how and processes, and all rights with respect to the foregoing, which are necessary for the operation of its business, without any known material conflict with the rights of others.  The consummation of the transactions contemplated hereby will not alter or impair in any material respect any of such rights of each Related Person.

Section 4.17                      Status Under Certain Federal Statutes

.  No Related Person is (a) a “public utility,” as such term is defined in the Federal Power Act, as amended, (b) an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1949, as amended or (c) a “rail carrier,” or a “person controlled by or affiliated with a rail carrier,” within the meaning of Title 49, U.S.C., and no Related Person is a “carrier” to which 49 U.S.C. §l1301(b)(1) is applicable.

Section 4.18                      Securities Act

.  No Related Person has issued any unregistered securities in violation of the registration requirements of the Securities Act of 1933, as amended, or of any other Requirement of Law, and is not violating any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.  No Related Person is required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Notes.

Section 4.19                      No Approvals Required

.  Other than consents and approvals previously obtained and actions previously taken, neither the execution and delivery of this Agreement, the Notes and the other Loan Documents to which any Related Person is a party, nor the consummation of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording or filing by any Related Person of any document with, or the taking of any other action in respect of, any Governmental Authority which has jurisdiction over each Related Person or any of its Property, except for (a) the filing of the Uniform Commercial Code financing statements and other similar filings to perfect the interest of the Lenders in the Collateral, and (b) such other consents, approvals, notices, registrations, filings or action as may be required in the ordinary course of business of the Related Persons in connection with the performance of the obligations of the Related Persons hereunder.

Section 4.20                      Survival of Representations

.  All representations and warranties by the Borrower herein shall survive the execution and delivery of this Agreement, the Notes, the other Loan Documents and the funding of the Loans, and any investigation at any time made by or on behalf of Lender shall not diminish the right of Lender to rely thereon.

Section 4.21                      Compliance with Laws

.  Each Related Person is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, including ERISA and FIRREA, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not likely be expected to have a Material Adverse Effect.

Section 4.22                      Payment of Obligations

.  No Related Person is in default in the payment and discharge of any obligations or liabilities in excess of the sum of $250,000, including all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower.

Section 4.23                      Individual Mortgage Loans

.  The Borrower hereby represents with respect to each Mortgage Note and Mortgage Loan that is part of the Collateral:

(a)           The Borrower has good and marketable title to each Mortgage Note and Mortgage, was the sole owner thereof and had full right to pledge the Mortgage Loan to Lender free and clear of any Lien other than Permitted Liens;

(b)           To the knowledge of the Borrower, there is no default, breach, violation, or event of acceleration existing under any Mortgage or the related Mortgage Note and there is no event which, with the passage of time or with notice and/or the expiration of any grace or cure period, would constitute a default, breach, violation, or event of acceleration and no such default, breach, violation, or event of acceleration has been waived;

(c)           To the knowledge of the Borrower, the physical condition of the Property subject to the Mortgage has not deteriorated since the date of origination of the related secured Mortgage Loan (normal wear and tear excepted) and there is no proceeding pending for the total or partial condemnation of any Mortgaged Property;

(d)           Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Property subject to the Mortgage of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise, by judicial foreclosure;

(e)           Each Mortgage Loan is a first lien or second lien Single Family loan, and has been underwritten by the originator thereof in accordance with such originator's then current underwriting guidelines; provided that, (i) the aggregate amount of Second Lien/HELOC Loans does not exceed the Applicable Sublimit for Second Lien/HELOC Loans, (ii) the aggregate amount of all Wet Loans does not exceed the Applicable Sublimit for Wet Loans, and (iii) the aggregate amount of Jumbo Loans does not exceed the Applicable Sublimit for Jumbo Loans;

(f)           Each Mortgage Note is either (i) payable in monthly installments of principal and interest, with interest payable in arrears, and requires a monthly payment which is sufficient to amortize the original principal balance over the original term, not to exceed thirty (30) years, and to pay interest at the related interest rate, or (ii) payable in monthly installments of interest only, with interest payable in arrears, with principal payments to begin no later than ten (10) years from closing with payments which are sufficient to fully amortize the original principal balance over a period not to exceed thirty (30) years; and no Mortgage Note provides for any extension of the original term;

(g)           No Mortgage Loan is a loan in respect of either the purchase of a manufactured home or mobile home or the purchase of the land on which a manufactured home or mobile home will be placed;

(h)           The origination practices used by the originator of the Mortgage Loans and the collection practices used by the Borrower with respect to each Mortgage Loan have been in all material respects legal, proper, prudent and customary in the loan origination and servicing business;

(i)           Each Mortgage Loan was originated in material compliance with all applicable Laws and, to the best of the Borrower’s knowledge, no fraud or misrepresentation was committed by any Person in connection therewith; and

(j)           For each Mortgage Loan, the Borrower has obtained closing protection letters from the underwriter for the respective title insurance policy.

Section 4.24                      Environmental Matters

.  In the ordinary course of each Related Person’s business, the officers and managers of each Related Person consider the effect of Environmental Laws on the business of such Related Person, in the course of which they identify and evaluate potential risks and liabilities accruing to such Related Person due to Environmental Laws.  On the basis of this consideration, each Related Person has reasonably concluded that neither violation of nor compliance with Environmental Laws can reasonably be expected to have a Material Adverse Effect on the business or financial condition of such Related Person or on the ability of the Borrower to perform the Obligations.  No Related Person has received any notice to the effect that its operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect on the business or financial condition of the Related Persons, taken as a whole, or on the ability of the Borrower to perform the Obligations.

Section 4.25                      Status as Approved Seller/Servicer

.  The Borrower is an approved Seller/Servicer for FNMA and FHLMC in good standing and is an approved lender with FHA, VA, and HUD.

Section 4.26                      Regulation U

.  The Borrower has not, directly or indirectly, used any of the proceeds of the Loans for the purpose, whether immediate, incidental or ultimate, of buying any “margin stock” or of maintaining, reducing or retiring any Indebtedness originally incurred to purchase a stock that is currently any “margin stock,” or for any other purpose which might constitute this transaction a "purpose credit," in each case within the meaning of Regulation U, or otherwise taken or permitted to be taken any action that would involve a violation of Regulation U, Regulation T (12 C.F.R. 220, as amended) or Regulation X (12 C.F.R. 224, as amended) or any other regulation of such board.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Related Person shall at all times comply with (or cause compliances with) the covenants contained in this Article V, from the Effective Date and for so long as any part of the Obligations or the Commitments are outstanding unless the Required Lenders have agreed otherwise.

Section 5.1                      Financial Statements and Reports.

(a)           The Borrower shall furnish to the Administrative Agent and, if requested by the Administrative Agent, each Lender the following, all in form and detail reasonably satisfactory to the Administrative Agent within the time periods set forth below; provided, however, no more than one time during each Fiscal Quarter, the Borrower shall have up to thirty-five (35) days in which to furnish the financial statements and other financial information required by paragraphs 5.1 (iv) through (x) below:

(i)            Promptly after becoming available, and in any event within one hundred twenty (120) days after the close of each Fiscal Year, the Borrower’s audited Consolidated balance sheet as of the end of such Fiscal Year, and the related audited Consolidated statements of income, stockholders' equity and cash flows of the Borrower for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year.  Such financial statements shall be unqualified and shall be accompanied by the related audit report of independent certified public accountants acceptable to the Administrative Agent which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred;

(ii)           Promptly after becoming available, and in any event within ninety (90) days after the close of each Fiscal Year, the Parent’s audited Consolidated and consolidating balance sheet as of the end of such Fiscal Year, and the related audited Consolidated and consolidating statements of income, stockholders’ equity and cash flows of the Parent for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year, such financial statements shall be unqualified and shall be accompanied by the related audit report of independent certified public accountants acceptable to the Administrative Agent which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred;

(iii)           Promptly after becoming available, and in any event within forty-five (45) days after the end of each Fiscal Quarter (excluding the fourth Fiscal Quarter in each Fiscal Year), a Consolidated balance sheet of each of (i) the Parent and (ii) the Borrower as of the end of such Fiscal Quarter and the related Consolidated statements of income, stockholders' equity and cash flows of each of (i) the Parent and (ii) the Borrower for such Fiscal Quarter and the period from the first day of the then current Fiscal Year through the end of such Fiscal Quarter, certified by the respective chief financial officer or other executive officer of (i) the Parent and (ii to have been prepared in accordance with GAAP applied on a basis consistent with prior periods;

(iv)           Promptly after becoming available, and in any event within twenty-five (25) days after the end of each calendar month, including the twelfth calendar month in each Fiscal Year, a Consolidated and consolidating balance sheet of the Borrower as of the end of such month and the related Consolidated and consolidating statements of income of the Borrower for such month and the period from the first day of the then current Fiscal Year through the end of such month, certified by the chief financial officer or other executive officer of the Borrower to have been prepared in accordance with GAAP applied on a basis consistent with prior periods;

(v)           Promptly and in any event within twenty-five (25) days after the end of each calendar month in each Fiscal Year of the Borrower, and within fifteen (15) days after the completion of each year end audit by the Borrower’s independent public accountants, a completed Officer’s Certificate in the form of Exhibit C attached hereto, executed by the president or chief financial officer of the Borrower;

(vi)           Promptly and in any event within ninety (90) days of the beginning of each Fiscal Year, an annual operating budget of the Borrower for such Fiscal Year, in form and substance reasonably satisfactory to the Administrative Agent;

(vii)           Promptly and in any event within twenty-five (25) days after the end of each calendar month, a monthly pipeline report in form and substance reasonably satisfactory to the Administrative Agent;

(viii)           Promptly and in any event within twenty-five (25) days after the end of each Fiscal Quarter, a mortgage loan production report as of the end of such Fiscal Quarter, reflecting the Borrower’s Mortgage Loan production and acquisition volumes during such Fiscal Quarter, and such other similar information as reasonably requested by the Administrative Agent to be in such report;

(ix)           Promptly and in any event within twenty-five (25) days after the end of each calendar month, or more frequently as requested by the Administrative Agent, a hedging coverage report showing, in detail and form reasonably satisfactory to the Administrative Agent, the Borrower’s hedging coverage of all Eligible Mortgage Loans subject to a Hedging Arrangement;

(x)           Within twenty-five (25) days after the end of each calendar month, a Borrowing Base Certificate;

(xi)           Promptly upon receipt thereof, a copy of each other report submitted to the Borrower by independent accountants in connection with any annual, interim or special audit of the books of the Borrower; and

(xii)           Such other information concerning the business, properties or financial condition of any Related Person as the Administrative Agent or any Lender may reasonably request.

Section 5.2                      Taxes and Other Liens

.  Each Related Person shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of its Property; provided, however, each Related Person shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of such Related Person and if such Related Person shall have set up reserves therefor adequate under GAAP.

Section 5.3                      Maintenance

.  Each Related Person shall (a) maintain its corporate or partnership existence, rights and franchises (provided that (i) with the consent of the Lender (which consent shall not be unreasonably withheld or delayed), the Borrower may elect to convert to a limited liability company if Parent is the sole member of such limited liability company, and (ii) the Borrower may discontinue the existence of any of its Subsidiaries that the Borrower in good faith determines are no longer necessary for the business and operations of the Borrower and its other Subsidiaries); (b) observe and comply in all material respects with all Governmental Requirements, and (c) maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its Properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times.  The Borrower shall maintain good standing as an approved seller and servicer for FNMA and FHLMC and as an approved lender with FHA, VA, and HUD.

Section 5.4                      Further Assurances

.  The Borrower shall, within three (3) Business Days after the request of the Administrative Agent or any Lender, cure any defects in the execution and delivery of any Note, this Agreement or any other Loan Document and each Related Person shall, at its expense, promptly execute and deliver to Lender upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of each Related Person in this Agreement and in the other Loan Documents or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in this Agreement or the other Loan Documents, or more fully to state the security for the Obligations or in any of the other Loan Documents, or to make any recordings, to file any notices, or obtain any consents.

Section 5.5                      Reimbursement of Expenses

.  The Borrower shall pay (a) all reasonable legal fees incurred by the Administrative Agent in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement, the Note and the other Loan Documents and any amendments, consents or waivers executed in connection therewith, (b) all fees, charges or taxes for the recording or filing of the Security Instruments, (c) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the administration of this Agreement, the Notes and the other Loan Documents, including courier expenses incurred in connection with the Mortgage Collateral, (d) all amounts expended, advanced or incurred by the Administrative Agent to satisfy any obligation of the Borrower under this Agreement or any of the other Loan Documents or to collect the Notes, or to protect, preserve, exercise or enforce the rights of the Lenders under this Agreement or any of the other Loan Documents, (e) all reasonable out-of-pocket costs and expenses (including fees and expenses of attorneys and other experts employed or retained by the Administrative Agent or any Lender) incurred in connection with, arising out of, or in any way related to (i) consulting during a Default with respect to (A) the protection, preservation, exercise or enforcement of any of its rights in, under or related to the Collateral or the Loan Documents or (B) the performance of any of its obligations under or related to the Loan Documents, or (ii) protecting, preserving, exercising or enforcing during a Default any of its rights in, under or related to the Collateral or the Loan Documents, each of (a) through (e) shall include all underwriting expenses, collateral liquidation costs, court costs, attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by the Administrative

Agent or any Lender in connection with any such matters, together with interest at the post-maturity rate specified in the Notes on each item specified in clauses (a) through (e) from thirty (30) days after the date of written demand or request for reimbursement until the date of reimbursement.  Provided, however, that neither the Administrative Agent nor any Lender shall be entitled to any reimbursement under clauses (d) and (e) above if there is a determination in a final, non-appealable judgment by a court of competent jurisdiction that the Administrative Agent or such Lender was not entitled to exercise such remedies under the Loan Documents.

Section 5.6                      Insurance

.  Each Related Person shall maintain with financially sound and reputable insurers, insurance with respect to its Properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, including, without limitation, a fidelity bond or bonds with financially sound and reputable insurers with such coverage and in such amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated.  The improvements on the land covered by each Mortgage shall be kept continuously insured at all times by responsible insurance companies against fire and extended coverage hazards under policies, binders, letters, or certificates of insurance, with a standard mortgagee clause in favor of the Borrower and its assigns.  Each such policy must be in an amount not less than the highest of the following:  (a) the amount of the Mortgage Loan, (b) ninety percent (90%) of the insurable value of the improvements, and (c) an amount sufficient to prevent co-insurance, without reduction by reason of any co-insurance, reduced rate contribution, or similar clause of the policies or binders.  Upon request of the Administrative Agent, the Borrower shall furnish or cause to be furnished to the Administrative Agent from time to time a summary of the insurance coverage of the Borrower in form and substance satisfactory to the Administrative Agent and if requested shall furnish the Administrative Agent copies of the applicable policies.

Section 5.7                      Accounts and Records: Servicing Records

.  Each Related Person shall keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with GAAP.  Each Related Person shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate all records pertaining to the performance of such Related Person’s obligations under the Servicing Agreements or in respect of the Mortgage Collateral in the event of the destruction of the originals of such records) and keep and maintain all documents, books, records, computer tapes and other information reasonably necessary or advisable for the performance by each Related Person of its obligations under the Servicing Agreements and in respect of the Mortgage Collateral.

Section 5.8                      Right of Inspection

.  Each Related Person shall permit authorized representatives of the Administrative Agent or any Lender to discuss the business, operations, assets and financial condition of such Related Person with their officers and employees, to examine their Servicing Records and books of records and account and make copies or extracts thereof and to visit and inspect any of the Properties of each Related Person, all at such reasonable times and as often as the Administrative Agent or any Lender may request.  Each Related Person will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of the Administrative Agent or any Lender or any authorized representatives of the

Administrative Agent or any Lender may address to them in reference to the financial condition or affairs of any Related Person as those conditions or affairs relate to this Agreement.  Each Related Person may have its representatives in attendance at any meetings between the officers or other representatives of the Administrative Agent or any Lender and such Related Person’s accountants held in accordance with this authorization.

Section 5.9                      Notice of Certain Events

.  The Borrower shall promptly notify the Administrative Agent upon (a) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of Indebtedness of any Related Person with respect to a claimed default, together with a detailed statement by a responsible officer of the Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Borrower is taking or proposes to take with respect thereto; (b) the commencement of, or any determination in, any legal, judicial or regulatory proceedings between any Related Person and any Governmental Authority or any other Person which, if adversely determined, could have a Material Adverse Effect; (c) any change in senior management of the Borrower, (d) any material adverse change in the business, operations, prospects or financial condition of any Related Person, including, without limitation, the insolvency of any Related Person, (e) any event or condition which, if adversely determined, could have a Material Adverse Effect, (f) the occurrence of any Termination Event, or (g) any default under any Indebtedness in excess of the sum of $250,000 that continues beyond any applicable grace or cure period.

Section 5.10                      Performance of Certain Obligations and Information Regarding Investors

.  The Borrower shall perform and observe in all material respects each of the provisions of each Take-Out Commitment and each of the Servicing Agreements on its part to be performed or observed and will cause all things to be done which are necessary to have each item of Mortgage Collateral covered by a Take-Out Commitment comply with the requirements of such Take-Out Commitment.  Upon request by the Administrative Agent, the Borrower will deliver to the Administrative Agent financial information concerning any Person the Administrative Agent is reviewing to determine whether to approve such Person as an Investor; all such financial information must be delivered to the Administrative Agent prior to any request by the Borrower for Mortgage Collateral to be delivered to such Person.

Section 5.11                      Use of Proceeds: Margin Stock

.  The proceeds of all Loans shall be used by the Borrower solely for the origination and purchase of Eligible Mortgage Loans.  None of such proceeds shall be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of such Regulation U.  Neither the Borrower nor any Person acting on behalf of the Borrower shall take any action in violation of Regulation U or Regulation X or shall violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

Section 5.12                      Notice of Default

.  The Borrower shall furnish to the Administrative Agent immediately upon becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and the action which the Borrower is taking or proposes to take with respect thereto.

Section 5.13                      Compliance with Loan Documents

.  Each Related Person shall promptly comply with any and all covenants and provisions of this Agreement, the Notes and the other Loan Documents to be complied with by such Related Person.

Section 5.14                      Operations and Properties

.  Each Related Person shall comply with all rules, regulations and guidelines applicable to it.  Each Related Person shall act prudently and in accordance with customary industry standards in managing and operating its Property.

Section 5.15                      Environmental Matters.

(a)           Each Related Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Related Person and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

(b)           The Borrower will promptly furnish to the Administrative Agent and each Lender all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by the Borrower, or of which it has notice, pending or threatened against the Borrower, by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business that could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 5.16                      MERS Status.

(a)           The Borrower will (a) at all times, maintain its status as a MERS member in good standing, (b) at all times remain in full compliance with all terms and conditions of membership in MERS, including the MERSCORP, Inc. “Rules of Membership” most recently promulgated by MERSCORP, Inc., the "MERS Procedures Manual" most recently promulgated by MERS, and any and all other guidelines or requirements set forth by MERS or MERSCORP, Inc., as each of the foregoing may be modified from time to time, including, but in no way limited to, compliance with guidelines and procedures set forth with respect to technological capabilities, drafting and recordation of Mortgages, registration of Mortgages on the MERS System, and registration of the interest of the Administrative Agent in such mortgages and membership requirements, (c) promptly, upon the request of the Administrative Agent, execute and deliver to the Administrative Agent an assignment of mortgage, in blank, with respect to any MERS Mortgage that the Administrative Agent determines shall be removed from the MERS System and (d) at all times maintain the Electronic Tracking Agreement executed of even date herewith in full force and effect.

(b)           The Borrower shall not de-register or attempt to de-register any Mortgage from the MERS System unless the Borrower has complied with the requirements set forth in the Electronic Tracking Agreement and the requirements hereof and of the Security Agreement relating to release of Collateral.

Section 5.17                      Hedging Arrangements

.  The Borrower shall maintain Hedging Arrangements with respect to all Eligible Mortgage Loans not subject to a Take-Out Commitment with Persons reasonably satisfactory to the Administrative Agent in order to mitigate the risk that the market value of any such Eligible Mortgage Loan will change as a result of a change in interest rates or the market for mortgage loan assets before the Eligible Mortgage Loan is purchased by an Investor or repurchased by the Borrower.

ARTICLE VI

NEGATIVE COVENANTS

Each Related Person shall at all times comply with (or cause compliance with) the covenants contained in this Article VI, from the Effective Date and for so long as any part of the Obligations or the Commitments are outstanding:

Section 6.1                      No Merger; Limitation on Issuance of Securities

.  No Related Person shall merge or consolidate with or into any Person; provided that the Borrower may merge or consolidate with any wholly owned subsidiary of the Borrower if the Borrower is the surviving corporation; and provided further that, after giving effect thereto, no Default or Event of Default would exist hereunder.  No Related Person shall acquire by purchase, or otherwise, all or substantially all of the assets or capital stock of any Person.  The Borrower will not issue any securities other than shares of its common stock and any options or warrants giving the holders thereof only the right to acquire such shares.  No Related Person other than the Borrower will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to the Borrower and only to the extent not otherwise forbidden under the terms hereof.  No Subsidiary of the Borrower which is a partnership will allow any diminution of the Borrower's interest (direct or indirect) therein.  There shall be no Change of Control.

Section 6.2                      Limitation on Indebtedness

.  No Related Person shall incur, create, contract, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness or Guaranty Obligations except:

(a)           the Obligations;

(b)           trade debt, equipment leases, office leases, equipment loans and liens for taxes and assessments not yet due and payable owed in the ordinary course of business;

(c)           Indebtedness of the Related Persons under agreements and in the amount described on the disclosure schedule attached hereto as Schedule 6.2;

(d)           Intercompany Loans;

(e)           other mortgage collateralized facilities, provided an intercreditor agreement in form and substance satisfactory to the Administrative Agent is in effect with respect thereto;

(f)           Guaranty Obligations to third-party insurers that are not Affiliates of the Borrower, not to exceed the aggregate amount of $5,000,000 at any time; and

(g)           Any Indebtedness to The Huntington National Bank.

Section 6.3                      Fiscal Year, Method of Accounting

.  No Related Person shall change its Fiscal Year or make any material change in its method of accounting without prior notice to Lender.  If any such change is required by Law, the reports and financial statement of the Borrower and its Consolidated subsidiaries required hereunder may be prepared in accordance with such change but, if such changes are material, all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to the Administrative Agent and the Administrative Agent agrees to such change insofar as it affects the accounting of the Borrower or of the Borrower and its Consolidated subsidiaries.

Section 6.4                      Business

.  No Related Person shall, directly or indirectly, engage in any business which differs in any material respect from that currently engaged in by such Related Person.

Section 6.5                      Liquidations, Consolidations and Dispositions of Substantial Assets

.  No Related Person shall dissolve or liquidate or sell, transfer, lease or otherwise dispose of any material portion of its property or assets or business; provided, however, subject to Section 6.8 below, nothing in this Section 6.5 shall be construed to prohibit any Related Person from selling rights to service mortgage loans and pools of mortgage loans or Mortgage Notes in the ordinary course of their business.

Section 6.6                      Loans, Advances, and Investments

.  No Related Person shall make any loan (other than (i) Mortgage Loans and (ii) Intercompany Loans), advance, extension of credit, or capital contribution to, or investment in (including any investment in any Subsidiary, joint venture or partnership), or purchase or otherwise acquire any of the capital stock, securities, or evidences of indebtedness of, any Person (including, without limitation, any employee or officer of any Related Person) (collectively, “Investment”), or otherwise acquire any interest in, or control of, another Person, except for the following:

(a)           Cash Equivalents;

(b)           Any acquisition of securities or evidences of indebtedness of others when acquired by a Related Person in settlement of accounts receivable or other debts arising in the ordinary course of its business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the business or condition (financial or otherwise) of such Related Person;

(c)           Mortgage Notes acquired by the Borrower in the ordinary course of the Borrower's business;

(d)           Investments by any Related Person other than those described in the preceding clauses (a) through (c) in a business venture substantially similar to those engaged in by such Related Person, provided that the aggregate amount of all such other Investments for all Related Persons, including without limitation any Investment of the Borrower in its Subsidiaries, shall at no time exceed $250,000; and

(e)           Investments in Hedging Arrangements in the ordinary course of the Borrower’s business.

Section 6.7                      Use of Proceeds

.  The Borrower shall not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 5.11 hereof.  The Borrower shall not, directly or indirectly, use any of the proceeds of the Loans for the purpose, whether immediate, incidental or ultimate, of buying any “margin stock” or of maintaining, reducing, or retiring any Indebtedness originally incurred to purchase a stock that is currently any “margin stock,” or for any other purpose which might constitute this transaction a “purpose credit,” in each case within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended), or Regulation U, or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or Regulation U or of Regulation T (12 C.F.R. 220, as amended) or Regulation X (12 C.F.R. 224, as amended) or any other regulation of such board.

Section 6.8                      Actions with Respect to Mortgage Collateral

.  The Borrower shall not:

(a)           Compromise, extend, release, or adjust payments on any Mortgage Collateral, accept a conveyance of mortgaged property in full or partial satisfaction of any Mortgage Collateral, or release any Mortgage securing or underlying any Mortgage Collateral;

(b)           Agree to the amendment or termination of any Take-Out Commitment in which Lender has a security interest or to substitution of a Take-Out Commitment for a Take-Out Commitment in which the Administrative Agent has a security interest hereunder, if such amendment, termination or substitution may reasonably be expected (as determined by the Administrative Agent in its sole discretion) to have a Material Adverse Effect;

(c)           Transfer, sell, assign, or deliver any Mortgage Collateral pledged to the Administrative Agent to any Person other than the Administrative Agent, except pursuant to a Take-Out Commitment; or

(d)           Grant, create, incur, permit or suffer to exist any Lien upon any Mortgage Collateral except for Permitted Liens and such non-consensual Liens as may be deemed to arise as a matter of law pursuant to any Take-Out Commitment.

Section 6.9                      Transactions with Affiliates

.  The Borrower shall not enter into any transactions including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transactions are either (i) in the ordinary course of the Borrower’s business or (ii) otherwise permitted under this Agreement and, in each instance, are upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

Section 6.10                      Liens

.  No Related Person shall grant, create, incur, assume, permit or suffer to exist any Lien, upon any of its Property, including without limitation any and all of the Borrower’s Mortgage Notes, and Servicing Rights and the proceeds from any thereof, other than (a) Liens which secure payment of the Obligations, (b) first Liens on Single Family Property in respect of which the Borrower has become the owner of such Single Family Property through foreclosure or other similar procedure involving the Borrower’s Second Lien/HELOC Loan, so long as the Unit Collateral Value of such Mortgage Note secured thereby does not exceed the Applicable Sublimit for Second Lien/HELOC Loans, (c) Liens on Property other than Collateral which secure payment of the Indebtedness permitted to be incurred hereunder, and (d) a UCC financing statement recorded against the Borrower in favor of FNMA; provided that such financing statement and any security interest or security agreement executed in connection therewith do not secure any Indebtedness of any Related Party to FNMA, but merely evidence the Borrower’s grant of a “back-up” security interest in Mortgage Notes and Mortgages sold to FNMA in the event that any such sale is determined not to be a “true sale” of such Property; and provided further that the Borrower shall not grant to FNMA any other type of security interest.

Section 6.11                      ERISA Plans

.  No Related Person shall adopt or agree to maintain or contribute to any ERISA Plan.  the Borrower shall promptly notify Lender in writing in the event an ERISA Affiliate adopts an ERISA Plan.

Section 6.12                      Change of Principal Office

.  The Borrower shall not move its principal office, executive office or principal place of business from the address set forth in on the Borrower's signature page hereto without prior written notice to the Administrative Agent.

Section 6.13                      Tangible Net Worth

.  The Borrower shall not permit its Tangible Net Worth at any time to be less than the sum of (i) $13,000,000, as of the end of any calendar month during the period beginning with the Effective Date and ending November 30, 2009, and (ii) $13,000,000, plus (b) twenty-five percent (25%) of the greater of (A) Net Income of the Borrower and its Subsidiaries or (B) zero, calculated separately for each Fiscal Year commencing with the Fiscal Year ending on December 31, 2009, determined as of the end of each calendar month beginning as of December 31, 2009, and continuing thereafter.

Section 6.14                      Minimum Interest Coverage

.  The Borrower and its consolidated Subsidiaries shall not permit the ratio of EBIT to Interest Expense to be less than 1.25 to 1.00.  The ratio of EBIT to Interest Expense shall be determined as of the last day of each calendar month for the twelve (12) calendar month period ending on such day.

Section 6.15                      Adjusted Tangible Net Worth

.  The Borrower shall not permit its  Adjusted Tangible Net Worth at any time to be less than the sum of (i) $11,000,000, as of the end of any calendar month during the period beginning with the Effective Date and ending November 30, 2009, and (ii) $11,000,000, plus (b) twenty-five percent (25%) of the greater of (A) Net Income of the Borrower and its Subsidiaries or (B) zero, calculated separately for each Fiscal Year commencing with the Fiscal Year ending on December 31, 2009, determined as of the end of each calendar month beginning as of December 31, 2009, and continuing thereafter.

Section 6.16                      Restricted Payments

.  The Borrower shall not, nor shall it permit any Subsidiary to, declare or pay any Restricted Payment, other than Dividends paid to (i) the Borrower and (ii) the Parent; provided, however, at the time of any Dividend to be paid to the Parent, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving effect to such Dividend, the Borrower is in compliance on a pro forma basis with the covenants set forth in Sections 6.13 through 6.15.

Section 6.17                      Primary Operating Accounts

.  The Borrower shall maintain its primary operating deposit accounts at The Huntington National Bank.

Section 6.18                      Servicing

.  The Borrower shall not permit any Person other than the Borrower to service any Mortgage Loans constituting Collateral without the prior written consent of the Administrative Agent.  The Borrower  covenants to maintain or cause the servicing of the Mortgage Collateral pledged pursuant to the Loan Documents to be maintained in conformity with servicing practices acceptable to the Administrative Agent.  The Borrower’s rights and obligations as servicer of such Mortgage Collateral shall terminate automatically with respect to such Mortgage Collateral pledged under the Loan Documents upon an Event of Default, unless the Administrative Agent provides written direction otherwise.  In such event, the Borrower hereby agrees to cooperate with the Administrative Agent in connection with the transfer of servicing to a successor servicer or a sub-servicer and to pay all costs, expenses and servicing compensation associated therewith.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1                      Nature of Event

.  An Event of Default shall exist if any one or more of the following occurs:

(a)           The Borrower fails to make any payment of (i) principal of any Note on or before the date such payment is due, (ii) interest on any Note and such failure continues for three (3) Business Days after the date such payment is due, (iii) any fee due hereunder, under any Note, or under any other Loan Document, and such failure continues for a period of five (5) Business Days after the date such payment is due, or (iv) any expense or other amount due hereunder, under any Note, or under any other Loan Document and such failure continues for a period of five (5) Business Days after the Administrative Agent gives the Borrower notice thereof;

(b)           Default is made in the due observance or performance by any Related Person of any covenant set forth in Article VI, Section 5.1 or Section 5.9 of this Agreement;

(c)           Default is made in the due observance or performance by any Related Person of any of the covenants or agreements contained in this Agreement other than those described in subsections (a) or (b) immediately above and such Default continues for a period of fifteen (15) days after the Administrative Agent gives the Borrower notice thereof;

(d)           Any Related Person or Guarantor defaults in the due observance or performance or any of the covenants or agreements contained in any other Loan Document to which it is a party, and (unless such default otherwise constitutes a Default pursuant to other provisions of this Section 7.1) such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such other Loan Document;

(e)           Any statement, warranty or representation by or on behalf of any Related Person contained in this Agreement, the Notes or any other Loan Document to which it is a party, or in any Borrowing Request, officer's certificate or other writing furnished in connection with this

Agreement, proves to have been incorrect or misleading in any material respect as of the date made or deemed made;

(f)           Any Related Person or Guarantor:

(i)           suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty (60) days; or

(ii)           commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

(iii)           suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Mortgage Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty (60) days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

(iv)           suffers the entry against it of a final judgment for the payment of money in excess of $200,000 (not covered by insurance satisfactory to Lender in its discretion), unless the same is discharged within thirty (30) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

(v)           suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Mortgage Collateral.

(g)           Any Related Person or Guarantor fails to make when due or within any applicable grace period any payment on any Indebtedness (other than the Obligations) with an unpaid principal balance of over $250,000; or any event or condition occurs under any provision contained in any agreement under which such obligation is governed, evidenced or secured (or any other material breach or default under such obligation or agreement occurs) if the effect thereof is to cause or permit the holder or trustee of such obligation to cause such obligation to become due or repurchased, prepaid, redeemed or defeased prior to its stated maturity; or any such obligation becomes due (other than by regularly scheduled payments) prior to its stated maturity; or any of the foregoing occurs with respect to any one or more items of Indebtedness of any Related Person or Guarantor with unpaid principal balances exceeding, in the aggregate, $250,000;

(h)           Any event or condition occurs under any provision contained in the Parent Debt Agreement (or any other material breach or default under the Parent Debt Agreement occurs) if the effect thereof is to cause or permit the holder or trustee of such obligation to cause such obligation to become due or repurchased, prepaid, redeemed or defeased prior to its stated maturity; or any default or event of default occurs under any provision contained in any line of credit maintained by the Borrower and such default is not cured within any applicable given period;

(i)           This Agreement, the Notes or any other Loan Document shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part as the result of any action initiated by any Person other than Lender or the validity or enforceability of any such document shall be challenged or denied by any Person other than Lender other than by reason of illegality;

(j)           Either (i) any "accumulated funding deficiency" (as defined in Section 412(a)) of the Code in excess of $25,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such ERISA Plan's assets available for the payment of such benefits by more than $10,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount) or (iii) any Related Person or any ERISA Affiliate withdraws from a multiemployer plan resulting in liability under Title IV of ERISA of an amount in excess of $10,000 in the case of any Related Person or $10,000 in the case of any other ERISA Affiliate; or

(k)           A Change of Control occurs.

Section 7.2                      Default Remedies

.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, with the consent of the Required Lenders, or the Administrative Agent shall, upon the request of the Required Lenders, declare the Commitments to be terminated and/or declare the entire principal and all interest accrued on the Notes to be, and the Notes, together with all Obligations, shall thereupon become, forthwith due and payable, without any presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate or other notice of any kind, all of which hereby are expressly waived.  Notwithstanding the foregoing, if an Event of Default specified in Subsections 7.1(f)(i), (ii) or (iii) above occurs with respect to the Borrower, the Commitments shall automatically and immediately terminate and the Notes and all other Obligations shall become automatically and immediately due and payable, both as to principal and interest, without any action by Lender and without presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein, in the Notes to the contrary notwithstanding.

Section 7.3                      Application of Proceeds

.  After an Event of Default and acceleration of the Obligations, the proceeds of any sale or enforcement of all or any part of the Collateral pursuant to the Security Agreement and the balance of any moneys in the Settlement Account and the Funding Account shall be applied by the Administrative Agent:

FIRST, to the payment of all reasonable costs and expenses of such sale or enforcement, including reasonable compensation to the Administrative Agent's agents and counsel, and all reasonable expenses, liabilities and advances made or incurred by the Administrative Agent acting on instructions of the Required Lenders in connection therewith, and to any reimbursements due the Administrative Agent under Section 5.5;

SECOND, to the payment of all reasonable costs and expenses incurred by the Administrative Agent under the Security Agreement;

THIRD, to any reimbursements due the Lenders under Section 5.5;

FOURTH, to the payment of all accrued and unpaid interest on and fees attributable to, all Loans under this Agreement, ratably according to the amount so due to each Lender; and thereafter to the payment of the outstanding principal balance of all Loans under this Agreement, ratably according to the amount so due to each Lender;

FIFTH, to the extent proceeds remain after application under the preceding subparagraphs, to the payment of all remaining Obligations, until such amounts are paid in full; and

SIXTH, to the payment to the Borrower, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Obligations, the Borrower shall remain liable for any deficiency.

Section 7.4                     Preservation of Rights

.  No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 11.2, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

ARTICLE VIII

INDEMNIFICATION

Section 8.1                      Indemnification

.  The Borrower agrees to indemnify the Administrative Agent, the Lenders and each of their respective directors, officers, agents attorneys, employees, representatives and Affiliates of each Lender (each an “Indemnified Party”), upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this Section 8.1 collectively called “liabilities and costs”) which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against any Indemnified Party growing out of, resulting from or in any other way associated with any of the Mortgage Collateral, the Loan Documents, and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Related Person).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED IN WHOLE OR PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY SUCH INDEMNIFIED PARTY,

provided only that, such Indemnified Party shall not be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.  All amounts payable by the Borrower shall be immediately due upon the Administrative Agent's or any Lender’s request for the payment thereof.

Section 8.2                      Limitation of Liability

.  None of the Administrative Agent or any Lender, or their respective directors, officers, agents, attorneys, employees, representatives or Affiliates shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement.  THE FOREGOING EXCULPATION SHALL APPLY TO ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY SUCH PERSON, OR ANY ACT OR OMISSION WHICH CAUSES SUCH PERSON TO BE SUBJECT TO STRICT LIABILITY, PROVIDED THAT SUCH PERSON SHALL BE LIABLE FOR ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.1                      Appointment

.  Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  The Administrative Agent is hereby authorized to enter into the Security Agreement thereby appointing the Administrative Agent as collateral agent to act on behalf of the Lenders and all obligations of the Lenders under the Security Agreement shall be binding upon each Lender as if such Lender had executed the Security Agreement.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

Section 9.2                      Delegation of Duties

.  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advise of counsel concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 9.3                      Exculpatory Provisions

.  Neither the Administrative Agent nor any of its officers, directors, employees agents, attorneys-in-fact or affiliates shall be (i) liable to any Lender or any other Person for any damage, loss or injury resulting from any action taken or omitted to be taken by the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates under or in connection with this Agreement or any other Loan Document, whether sounding in tort, contract or otherwise, INCLUDING IN RESPECT OF LOSSES, LIABILITIES OR OTHER OBLIGATIONS SUFFERED BY SUCH PERSON'S OWN NEGLIGENCE OR STRICT LIABILITY but except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct, (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Related Person or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Person a party thereto to perform its obligations hereunder or thereunder, or (iii) responsible in any manner to any of the Lenders for any fraud of any Related Person or any officer thereof in this Agreement, in the performance of this Agreement, or in any way related to the transactions contemplated hereby.  The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Related Person.

Section 9.4                      Reliance by Agent

.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel

(including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified in this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified in this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.  Any request, authority or consent of any Person who, at the time of making such request of giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

Section 9.5                      Notice of Default

.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default".  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, of all Lenders); provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 9.6                      Non-Reliance on Administrative Agent and Other Lenders

.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Related Person or any Affiliate of a Related Person, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Related Persons and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Related Persons and their affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Related Person or any affiliate of a Related Person that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 9.7                      Indemnification

.  The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that, no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct, PROVIDED, FURTHER, HOWEVER, THAT SUCH INDEMNIFICATION SHALL COVER THE ADMINISTRATIVE AGENT'S NEGLIGENCE AND STRICT LIABILITY.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

Section 9.8                      Agent in Its Individual Capacity

.  In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Related Person as though the Administrative Agent were not the Administrative Agent.  The Administrative Agent, in its individual capacity, is not obligated to be or remain a Lender.

Section 9.9                      Successor Administrative Agent

.  The Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower.  If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the form Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.  If no successor agent has accepted appointment as Administrative Agent by the date that is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

Section 9.10                      Administrative Agent’s Discretionary Authority

.  Notwithstanding anything to the contrary, in connection with the Borrowing Base, the Administrative Agent is hereby authorized by the Lenders to grant temporary waivers of compliance by the Borrower with the eligibility requirements regarding qualification of any Collateral as an Eligible Mortgage Loan or with the Borrowing Base sublimits when the Administrative Agent deems it appropriate, in its sole discretion, as to all matters (other than (x) any requirement that a Mortgage Loan be covered by a Take-Out Commitment, (y) the requirements contained in subparts (a) through (j) of the definition of “Eligible Mortgage Loan” or (z) the requirements contained in the definition of “Single Family”), if the aggregate amount of deviation from strict compliance, based on the Unit Collateral Value so included in the Borrowing Base and the amount of excess permitted over the Borrowing Base sublimits does not exceed $5,000,000 at ay time (provided, however, that the duration of any such temporary waiver shall not exceed twenty (20) days with respect to any Wet Loan unless the Mortgage Note related to such Mortgage has been delivered to the Administrative Agent).

ARTICLE X

TAXES AND YIELD PROTECTION

Section 10.1                      Taxes.

(a)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that, if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate in reasonable detail as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)           Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, and a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)           duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)           duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv)           any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(f)           Treatment of Certain Refunds.  If the Administrative Agent or any Lender determines, in its good faith discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.  The Administrative Agent and each Lender agree to take such action as the Borrower may reasonably request in order to apply for and obtain any refund or such amounts as the Borrower reasonably determines to be appropriate under the circumstances, provided that any such actions shall be at the sole cost and expense of the Borrower.

Section 10.2                      Increased Costs.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)           subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 10.1 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii)           impose on any Lender any other condition, cost or expense affecting this Agreement;

and the result of any of the foregoing shall be to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 10.3                      Mitigation Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office.  If any Lender requests compensation under Section 10.2, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 10.1, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 10.1 or 10.2, as the case may be, in the future, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 10.2, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 10.1, the Borrower may at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.11), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)           the Administrative Agent shall have received the assignment fee specified in Section 11.11(b);

(ii)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)           in the case of any such assignment resulting from a claim for compensation under Section 10.2 or payments required to be made pursuant to Section 10.2, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)           such assignment does not conflict with applicable laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 10.4                      Survival

.  All of the Borrower's obligations under this Article X shall survive termination of the Commitments and repayment of all other Obligations hereunder.

ARTICLE XI

MISCELLANEOUS

Section 11.1                      Notices

.  Any notice or request required or permitted to be given under or in connection with this Agreement, any Note or the other Loan Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to any officer of the receiving party.  All such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as listed on each parties’ signature page hereto, or at such other addresses or to such individual’s or department’s attention as any party may have furnished the other party in writing.  Any communication so addressed and mailed shall be deemed to be given when so mailed, except that Borrowing Requests, and communications related thereto shall not be effective until actually received by the Administrative Agent or the Borrower, as the case may be; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Borrower, the Administrative Agent, or any Lender as the case may be.

Section 11.2                      Amendments, Etc

.  Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.2.  The Required Lenders and each Related Person party to the relevant Loan Document may, or with the written consent of the Required Lenders, the Administrative Agent and each Related Person party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Related Persons hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, the written consent of the Borrower, the Administrative Agent and all Lenders shall be required to:

(i)           Extend the final maturity of any Loan or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

(ii)           Reduce the percentage specified in the definition of Required Lenders;

(iii)           Extend the Drawdown Termination Date, or reduce the amount of or extend the payment date for the mandatory payments required under Section 2.5, or increase the amount of the Aggregate Commitments or the Commitment of any Lender hereunder;

(iv)           Amend this Section 11.2;

(v)           Except as provided herein or in the Security Agreement, release any Collateral;

(vi)           Amend the definition of “Unit Collateral Value,” “Borrowing Base,” “Applicable Margin,” “Applicable Advance Rate Percentage,” or any provision in Section 2.2;

(vii)           Permit the Borrower to assign its rights under this Agreement or amend or waive any restriction on the Borrower's ability to assign its rights or obligations under any of the Loan Documents;

(viii)           Amend the definition of Applicable Sublimit;

(ix)           Amend or waive any provision herein regarding the indemnification of the Administrative Agent or any Lender; or

(x)           Amend or waive any provision herein regarding the allocation among the Lenders of any payments or proceeds received by the Administrative Agent hereunder.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Related Persons, the Lenders, the Administrative Agent and all future holders of the Loans.  In the case of any waiver, the Related Persons, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Section 11.3                      CHOICE OF LAW; VENUE

.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OHIO.  THE BORROWER AND LENDERS HEREBY AGREE THAT THE OBLIGATIONS CONTAINED HEREIN ARE PERFORMABLE IN FRANKLIN COUNTY, OHIO.  ALL PARTIES HERETO AGREE THAT (I) ANY ACTION ARISING OUT OF THIS TRANSACTION SHALL BE FILED IN FRANKLIN COUNTY, OHIO, (II) VENUE FOR ENFORCEMENT OF ANY OF THE OBLIGATIONS CONTAINED IN THIS AGREEMENT SHALL BE IN DALLAS COUNTY, (III) PERSONAL JURISDICTION SHALL BE IN FRANKLIN COUNTY, OHIO, (IV) ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT SHALL BE COMMENCED AGAINST ANY PARTY IN FRANKLIN COUNTY, OHIO (V) SUCH ACTION SHALL BE INSTITUTED IN THE COURTS OF THE STATE OF OHIO LOCATED IN FRANKLIN COUNTY, OHIO OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO LOCATED IN FRANKLIN COUNTY, OHIO, AT THE OPTION OF THE ADMINISTRATIVE AGENT, AND (VI) THE BORROWER AND THE LENDERS HEREBY WAIVE ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ADDITIONALLY WAIVE ANY RIGHT EACH MAY HAVE TO BE SUED ELSEWHERE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT TO ACCOMPLISH SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

Section 11.4                      Invalidity

.  In the event that any one or more of the provisions contained in any Note, this Agreement or any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such document.

Section 11.5                      Survival of Agreements

.  All covenants and agreements herein and in any other Loan Document not fully performed before the Effective Date or the date thereof, and all representations and warranties herein or therein, shall survive until payment in full of the Obligations and termination of the Commitments.

Section 11.6                      Renewal, Extension, or Rearrangement

.  All provisions of this Agreement and of the other Loan Documents shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal, extension for any period, increase or rearrangement of any part of the Obligations originally represented by the Notes or of any part of such other Obligations.

Section 11.7                      Waivers

.  No course of dealing on the part of the Administrative Agent or any Lender, or any of their officers, employees, consultants or agents, nor any failure or delay by the Administrative Agent or any Lender with respect to exercising any right, power or privilege of Lender under any Note, this Agreement or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in Section 11.2 hereof.

Section 11.8                      Cumulative Rights

.  The rights and remedies of the Administrative Agent and each Lender under the Notes, this Agreement, and any other Loan Document shall be cumulative, an the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 11.9                      Limitation on Interest

.  Each Lender, each Related Person and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect.  In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect.  Neither each Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.  Each Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated.  If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or such holder's option, promptly returned to each Related Person or the other payor thereof upon such determination.  In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, each Lender and each Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law.

Section 11.10                                Bank Accounts; Offset

.  To assure the repayment of the Obligations, each Related Person hereby grants to each Lender and its successors and assigns (in this section called an “Assignee”) a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender or Assignee at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of any Related Person now or hereafter held or received by or in transit to any Lender, any Lender or Assignee from or for the account any Related Person, whether for safekeeping, custody pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of any Related Person with any Lender or any Assignee, and (c) any other credits and claims of any Related Person at any time existing against any Lender or any Assignee, including claims under certificates of deposit.  During the existence of any Event of Default, each Lender and each Assignee is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to the Borrower, any and all items hereinabove referred to against the Obligations then due and payable.

If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans.  If any Lender whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans.  In case any such payment is distributed by legal process, or otherwise, appropriate further adjustments shall be made.

Section 11.11                                Assignments.

(a)           Successors and Assigns.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) an assignment by any Lender must be made in compliance with Section 11.11(b).  The parties to this Agreement acknowledge that clause (ii) of this Section 11.11(a) relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lenders creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties hereto have complied with the provisions of Section 11.11(b).  The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 11.11(b), provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions form the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person.  Any assignee of the rights to any Loans or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, or assignee of the rights to such Loan.

(b)           Assignments.

(i)           Permitted Assignments.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents.  The consent of the Borrower and the Administrative Agent, which shall not be unreasonably withheld or delayed, shall be required prior to any assignment becoming effective, provided, however, that if a Default or Event of Default has occurred and is continuing, the consent of the Borrower shall not be required, and provided, further, however, that the consent of neither the Borrower nor the Administrative Agent shall be required if the Purchaser is (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a successor by merger to a Lender.  Each such assignment shall (unless it is to a Lender or an Affiliate thereof or each of the Borrower and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender’s Commitment (calculated as of the date of such assignment).

(ii)           Effect; Effective Date.  Upon delivery to the Administrative Agent by the transferor Lender of a notice of assignment (the “Notice of Assignment”), together with any consents required by Section 11.11(b)(i) and payment of a $5,000 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment, provided, however, that no fee shall be due to the Administrative Agent for an assignment by a Lender to an Affiliate thereof.  The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA.  On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Commitments and Loans assigned to such Purchaser.  Upon the consummation of any assignment to a Purchaser pursuant to this Section 11.11(b), the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.  In addition, within a reasonable time after the effective date of any assignment, the Administrative Agent shall, and is hereby authorized and directed to, revise Schedule 1.1 reflecting the revised Commitments and Commitment Percentages of each of the Lenders and shall distribute such revised Schedule 1.1 to each of the Lenders and the Borrower, whereupon such revised Schedule shall replace the old Schedule and become part of this Agreement.

(c)           Distribution of Information.  It is understood and agreed that the Administrative Agent and each Lender may provide to assignees and prospective assignees financial information and reports and data concerning the Borrower's properties and operations which was provided to the Administrative Agent and such Lender pursuant to this Agreement.

Section 11.12                                Exhibits

.  The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

Section 11.13                                Titles of Articles, Sections and Subsections

.  All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 11.14                                Counterparts; Fax

.  This Agreement may be executed in counterparts, and it shall not be necessary that the signatures of both of the parties hereto be contained on any one counterpart hereof, each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.  This Agreement may be duly executed by facsimile or other electronic transmission.

Section 11.15                                Termination; Limited Survival

.  In its sole and absolute discretion the Borrower may at any time that no Obligations are owing elect in a notice delivered to the Administrative Agent and Lenders to terminate this Agreement.  Upon receipt by the Administrative Agent and the Lenders of such a notice, if no Obligations are then owing and the Borrower terminates any right to request or obtain any further Borrowing, this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder.  Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Person in any Loan Documents, any Obligations, and any obligations which any Person may have to indemnify or compensate the Administrative Agent or any Lender shall survive any termination of this Agreement or any other Loan Document.  At the request and expense of the Borrower, the Administrative Agent and Lenders shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents.

Section 11.16                                Joint and Several Liability

.  All obligations which are incurred by two or more Related Persons shall be their joint and several obligations and liabilities.

Section 11.17                                Disclosures

.  The Administrative Agent and any Lender may disclose to, and exchange and discuss with, any other Person any information concerning the Collateral of the Borrower or any Subsidiary (whether received by the Administrative Agent, any Lender or any other Person) for the purpose of (a) complying with Government Requirements or any legal proceedings, (b) protecting or preserving the Collateral, (c) protecting, preserving, exercising or enforcing any of their rights in, under or related to the Collateral or the Loan Documents, (d) performing any of their obligations under or related to the Loan Documents, or (e) consulting with respect to any of the foregoing matters.

Section 11.18                                Time is of the Essence

.  Time is of the essence with respect to the performance of the obligations contained in this Agreement.

Section 11.19                                USA Patriot Act Notice

.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2003)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 11.20                                Electronic Transactions

.  The Borrower hereby affirmatively consents and agrees to permit the Administrative Agent and the Lenders and their successors and assigns to enter into transactions with the Borrower involving “electronic records” and “electronic means,” as those terms are defined in UETA and the E-Sign Act.

Section 11.21                                No Reliance

.  In executing this Agreement, the Borrower warrants and represents that the Borrower is not relying on any statement or representation other than those in this Agreement and is relying upon its own judgment and advice of its attorneys.

Section 11.22                                WAIVER OF JURY TRIAL

.  EACH OF THE PARTIES HERETO WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS TORT CLAIMS, OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS.

Section 11.23                                CONSEQUENTIAL DAMAGES

.  NEITHER THE BORROWER, THE ADMINISTRATIVE AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND EACH SUCH PERSON HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE EACH OTHER SUCH PERSON FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY SUCH OTHER PERSON IN CONNECTION WITH ANY CLAIM RELATED TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN.

Section 11.24                                ENTIRE AGREEMENT

.  THE NOTES, THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

BORROWER:                                                                M/I FINANCIAL CORP.,

        an Ohio corporation

Borrower’s Address

3 Easton Oval

Columbus, Ohio 43219

Attention:  Paul S. Rosen

Fax:     614) 418-8655

Telephone:   (614) 418-8686

By:

Paul S. Rosen
President and Chief Executive Officer

Signature Page to Credit Agreement

ADMINISTRATIVE AGENT:                                                               THE HUNTINGTON NATIONAL BANK,
a national banking association
Address:
The Huntington National Bank
41 South High St.
HC 0735
Columbus, Ohio 43215
Attention:  Jeffrey D. Blendick
Fax:           (614) 480-4639
Tel:           (877) 274-8593
By:

Name:           Jeffrey D. Blendick

Title:           Vice President

LENDER:                                                                THE HUNTINGTON NATIONAL BANK,

a national banking association,

Address                                                                as a Lender

Same as Administrative Agent

By:

Name:           Jeffrey D. Blendick

Title:           Vice President